EXHIBIT 10.63


               TMI COMMUNICATIONS AND COMPANY, LIMITED PARTNERSHIP


                                     - and -


                           AMSC SUBSIDIARY CORPORATION


                                     - and -


                      AMERICAN MOBILE SATELLITE CORPORATION








                          SATELLITE PURCHASE AGREEMENT

                                December 2, 1997

                               TABLE OF CONTENTS
                                                                            Page
                                                                            ----

                                    ARTICLE 1
                                 INTERPRETATION

Section 1.1.  Definitions....................................................  1
Section 1.2.  Gender and Number..............................................  7
Section 1.3.  Headings.......................................................  7
Section 1.4.  Currency.......................................................  7
Section 1.5.  Certain Phrases, etc...........................................  7
Section 1.6.  Incorporation of Schedules.....................................  7
Section 1.7.  Certificates...................................................  7

                                    ARTICLE 2
                    SALE OF 50% INTEREST IN SHARED SATELLITE

Section 2.1.  Sale of 50% Interest in Shared Satellite.......................  7
Section 2.2.  Satellite Purchase Price.......................................  8
Section 2.3.  Satellite Purchase Price and Prepayment........................  9
Section 2.4.  Closing on Traffic Transfer Date...............................  9
Section 2.5.  Conditions to Traffic Transfer Date and Sale by TMI............  9
Section 2.6.  Conditions to Traffic Transfer Date and Purchase by AMSC....... 11

                                    ARTICLE 3
                      TT&C AND SERVICES OPERATING COMMITTEE

Section 3.1.  TT&C Fees...................................................... 12
Section 3.2.  Services Operating Committee................................... 12
Section 3.3.  Quarterly Reporting............................................ 14
Section 3.4.  Performance Anomalies and Incentive Payments................... 14
Section 3.5.  Satellite Health Reports....................................... 14
Section 3.6.  Radio Frequencies.............................................. 14

                                    ARTICLE 4
                         SATELLITE SHARING ARRANGEMENTS

Section 4.1.  Effect of Traffic Transfer Date................................ 14
Section 4.2.  Orbital Slots.................................................. 15
Section 4.3.  Insurance...................................................... 15
Section 4.4.  Excess Capacity; and Termination of Satellite
              Capacity Agreement............................................. 16
Section 4.5.  Decommissioning of Satellite................................... 17
Section 4.6.  Exclusion of Liability for Telesat............................. 17
Section 4.7.  Temporary Traffic Transfer..................................... 18

                                       (i)

                                                                            Page


                                    ARTICLE 5
                                CERTAIN COVENANTS

Section 5.1.  Conduct of Business............................................ 19
Section 5.2.  Satellite Capacity Agreement and Joint Operating Agreement..... 19
Section 5.3.  Reasonable Efforts............................................. 19
Section 5.4.  Confidentiality; Press Releases................................ 19
Section 5.5.  Access to Information.......................................... 20
Section 5.6.  FCC Applications............................................... 20
Section 5.7.  Notices of Certain Events...................................... 20
Section 5.8.  Limitation on Liability to Customers, Resellers, etc........... 21

                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

Section 6.1.  Representations and Warranties of TMI.......................... 21
Section 6.2.  Representations and Warranties of AMSC......................... 23
Section 6.3.  Disclaimer of Warranties....................................... 24
Section 6.4.  Disclosure..................................................... 25

                                    ARTICLE 7
                              TERM AND TERMINATION

Section 7.1.  Term........................................................... 25
Section 7.2.  Termination Prior to the Traffic Transfer Date................. 25
Section 7.3.  Remedies of TMI Prior to TMI Security Discharge Date........... 27
Section 7.4.  Liabilities in Event of Termination............................ 28
Section 7.5.  Purchase Price Prepayment and Liquidated Damages............... 28
Section 7.6.  Procedure Upon Termination..................................... 30
Section 7.7.  Exclusion of Consequential and Punitive Damages................ 30
Section 7.8.  Option of AMSC to Put Interest to TMI.......................... 30
Section 7.9.  Satellite Failure.............................................. 33
Section 7.10.  General Rights and Remedies................................... 35

                                    ARTICLE 8
                                  MISCELLANEOUS

Section 8.1.  Notices........................................................ 35
Section 8.2.  Amendments; No Waivers......................................... 36
Section 8.3.  Expenses....................................................... 36
Section 8.4.  Successors and Assigns......................................... 36
Section 8.5.  Interest on Amounts and Set Off................................ 38

                                      (ii)

                                                                            Page


Section 8.6.  Governing Law.................................................. 38
Section 8.7.  Dispute Resolution; Arbitration................................ 38
Section 8.8.  Counterparts; Effectiveness.................................... 39
Section 8.9.  Severability.................................................. 40A
Section 8.10.  Cooperation and Further Assurances........................... 40A
Section 8.11.  Entire Agreement............................................. 40A
Section 8.12.  Structure.................................................... 40A
Section 8.13.  No Fiduciary Duties; Other Business Opportunities............ 40A
Section 8.14.  Indemnification.............................................. 40B
Section 8.15.  Export Control Compliance.................................... 40B
Section 8.16.  Regulatory Compliance........................................ 40B
Section 8.17.  Bulk Sales Act (Ontario)..................................... 40B
Section 8.18.  AMSC Parent Corp. Joint and Several Liability................ 40C


                             SCHEDULES AND EXHIBITS

Schedule 1.1         Permitted Transferees
Schedule 3.2(1)      Technical and Operating Matters
Schedule 3.2(2)      Telesat Procedures
Schedule 4.1(2)      Allotted Usage
Schedule 4.4(1)      Excess Capacity and Pricing
Schedule 4.4(3)      Restoral Capacity
Schedule 5.2(1)      Amendment to Satellite Capacity Agreement
Schedule 5.4         Form of Press Release
Schedule 6.1(c)      Documents Relating to the Condition of the Shared Satellite
Schedule 6.1(f)      Existing Liens on Shared Satellite

Exhibit A            Form of Conveyance Agreement
Exhibit B            Form of Security Agreement














                                      (iii)

                          SATELLITE PURCHASE AGREEMENT

     Satellite  purchase  agreement  dated as of  December  2, 1997  between TMI
COMMUNICATIONS AND COMPANY, LIMITED PARTNERSHIP , a limited partnership organized under the laws of the Province of Quebec, with its principal executive office in the City of Gloucester, Province of Ontario and AMSC SUBSIDIARY CORPORATION, a corporation dually incorporated under the laws of the States of Delaware and Virginia, respectively, with its principal executive office in Reston, Virginia (and a wholly-owned subsidiary of American Mobile Satellite Corporation), and, solely for purposes of Section 8.18, American Mobile Satellite Corporation, a Delaware Corporation.

     WHEREAS:

     A. TMI operates a communications system for the provision of mobile satellite services in Canada;

     B. AMSC operates a communications system for the provision of mobile satellite services in the United States;

     C. AMSC and Telesat Mobile Inc. have heretofore executed a Satellite Capacity Agreement for the purpose, inter alia, of establishing the terms and conditions for the provision of satellite capacity by either party to the other in certain circumstances; and

     D. AMSC has offered to purchase a 50% undivided interest in the Shared Satellite owned by TMI, and to jointly own and operate the Shared Satellite with TMI to meet the satellite capacity demands of their respective customers, and to amend (and, under certain conditions, terminate) the Satellite Capacity Agreement in a manner consistent with such joint ownership, all as more particularly set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the parties hereto agree as follows:


                                    ARTICLE 1
                                 INTERPRETATION

     Section 1.1. Definitions. (1) As used in this Agreement and the recitals hereto, the following terms have the following meanings:

     "Affiliate" means, with respect to any Person, any Person controlling, controlled by or under common control with such Person; provided that neither party hereto shall by reason of entering into this Agreement and the consummation of the transactions contemplated hereby be an Affiliate of the other party or of the entity or entities, if any, through which the other party holds its Interest. For purposes hereof, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this satellite purchase agreement and all schedules, exhibits and instruments in amendment or confirmation of it; and the expressions "Article" and "Section" followed by a number mean and refer to the specified Article or Section of this Agreement.

     "AMSC" means AMSC Subsidiary Corporation, a corporation dually incorporated under the laws of the States of Delaware and Virginia, respectively, and its successors and permitted assigns in accordance with the terms of this Agreement.

     "AMSC  Parent  Corp."  means  American  Mobile  Satellite  Corporation,   a
corporation incorporated under the laws of the State of Delaware, and its successors.

     "AMSC Satellite" means the satellite owned by AMSC as of the date hereof (and referenced as the MSAT-2 (M2) satellite).

     "AMSC Satellite Contract" means the agreement between AMSC, as lessor, the AMSC Satellite Lessee, and AMSC Parent Corp., as guarantor of the obligations of AMSC, providing for the lease of the AMSC Satellite.

     "AMSC Satellite Lessee" means African Continental Telecommunications Ltd., and its successors and assigns under the AMSC Satellite Contract.

     "Bankruptcy Event" with respect to a Person means (i) the voluntary commencement of any proceeding, or voluntary filing, by such Person of a petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or under the Bankruptcy and Insolvency Act (Canada) or under the Winding-Up and Restructuring Act (Canada) or under the Companies' Creditors Arrangement Act (Canada) (or corresponding provisions of future laws of the United States or of Canada) or under any other jurisdiction's insolvency, liquidation or similar laws (each such United States, Canadian and other jurisdictions' laws being referred to as a "Bankruptcy Law"), or such Person's filing of an answer consenting to or acquiescing in any such petition; or (ii) the making by such Person of any general assignment for the benefit of its creditors or the admission by such Person in writing of its inability to pay its debts as they mature; or (iii) the consent by such Person to the filing of, the failure by such Person to contest successfully with respect to, or the granting of an order of relief with respect to (x) any involuntary petition or application under any Bankruptcy Law seeking an application for the appointment of a receiver, trustee, custodian, sequestrator or similar official for the assets of such Person, or (y) any involuntary petition or application under any Bankruptcy Law seeking liquidation, reorganization, arrangement or readjustment of its debts under any Bankruptcy Law; or (iv) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the assets of such Person under any Bankruptcy Law or otherwise.

     "Business Day" means a day which is not a Saturday, Sunday or legal holiday on which commercial banking institutions in New York, New York or Montreal, Quebec are authorized to close.

     "Collateral" means the subject matter of the TMI Purchase Money Security Interest, including the Interest of AMSC and proceeds thereof.

     "CMIS Contract" means the agreement dated as of the date hereof between TMI and AMSC providing for a license from TMI to AMSC in respect of TMI's CMIS/Eclipse software.

     "Drift Orbit Services Agreement" means the agreement dated as of the date of this Agreement between AMSC and Telesat in respect of drift orbit services for the AMSC Satellite, as amended, supplemented, restated or modified from time to time.

     "Enforcement Notice" means a notice which may be given by TMI to AMSC, whenever the Purchase Money Security Interest has become enforceable, that TMI intends to exercise or enforce any remedy which it may have against AMSC under the Security Agreement.

     "Enforcement Period" means the period commencing on the date which is 30 days following the delivery of the Enforcement Notice.

     "Force Majeure" means any acts of God; meteors; fire, flood, weather, or other catastrophes; other circumstances in the space environment over which the parties have no control; any laws of any governmental agency or body, national emergencies, insurrections, riots, embargoes, wars, or strikes, lockouts, work stoppages or other labour difficulties.

     "Interest" means, with respect to TMI or AMSC, respectively (or their respective successors or permitted assigns in accordance with the terms of this Agreement), its 50% undivided ownership interest in the Shared Satellite, including its rights and obligations under this Agreement in respect of the Shared Satellite.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind.

     "Permitted Liens" means, with respect to any Person, undetermined or inchoate liens, privileges and charges incurred and incidental to the ordinary course of business which arise solely by operation of law and have not been filed pursuant to law against such Person or its assets and which relate to obligations which are not delinquent.

     "Permitted Transferee" means, with respect to TMI and AMSC, respectively, any of the Persons set forth under its name on Schedule 1.1.

     "Person" means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a court, a government or political subdivision or an agency, unit or instrumentality thereof.

     "PIP Contracts" means, collectively, (i) MSAT Spacecraft Contract No. C90TM0001 dated December 10, 1990 (and amendments thereto) between Spar Aerospace Limited and TMI; and (ii) MSAT Spacecraft Contract No. A90TM0002 dated December 10, 1990 (and amendments thereto) among Hughes Communications International, Inc., Spar Aerospace Limited and TMI, in each case as amended, supplemented or modified from time to time.

     "Relocated Orbital Position" means the geostationary orbital position located at 101o West longitude or such other nearby orbital position as may be required for satellite coordination for the Shared Satellite.

     "Revenue Adjustment Amounts" means, collectively, each Lease Revenue Adjustment and each Sale Revenue Adjustment which become payable to TMI under Sections 2.2(2) and 2.2(3).

     "Satellite Capacity Agreement" means the memorandum of agreement for satellite capacity dated as of February 17, 1992 between AMSC and Telesat Mobile Inc., as assigned to and assumed by TMI, and as amended, modified, restated or supplemented from time to time.

     "Satellite Failure" means at any time that one or more of the following events has occurred and is unremedied at such time: (i) physical loss or destruction of the Shared Satellite; (ii) inability of the Shared Satellite to respond to commands from the Shared Satellite operator; (iii) inability of the Shared Satellite to maintain its orbital position or attitude with respect to the earth; (iv) loss of 50% or more of the available L Bank RF Power (determined in accordance with Schedule 4.1(2)) in either Hybrid Matrix Amplifier; (v) reduction in Ku Band EIRP of 3 dB or more; (vi) reduction of 3 dB or more in L Band G/T in any of the four Primary Beams; or (vii) reduction of 3 dB or more in Ku Band G/T.

     "Satellite Purchase Price" means the amount equal to sum of the Minimum Satellite Purchase Price and the Revenue Adjustment Amounts.

     "Secured Obligations" means the payment and performance of all debts, liabilities and obligations at any time due or accruing due and owing by, or otherwise payable by, AMSC to TMI under this Agreement or the Security Agreement.

     "Security Agreement" means a security agreement to be made by AMSC in favour of TMI pursuant to which TMI reserves, and AMSC grants, the TMI Purchase Money Security Interest as security for the Secured Obligations in the form of Exhibit B.

     "Shared Satellite" means the satellite owned by TMI as of the date hereof (and is referenced as the MSAT-1 (M1) satellite).

     "Technical and Operating Matters" means all matters of the type described in Schedule 3.1(1).

     "Telesat" means Telesat Canada, a Canadian corporation.

     "Telesat Agreement" means the operations agreement dated March 24, 1993 between Telesat and Telesat Mobile Inc., as amended by amending agreement no. 1 dated July 18, 1994 and by amending agreement no. 2 dated September 26, 1995.

     "TMI" means TMI Communications and Company, Limited Partnership, a limited partnership organized under the laws of the Province of Quebec, and its successors and permitted assigns in accordance with the terms of this Agreement.

     "TMI Payment Account" means at any time the account of TMI maintained by The Toronto Dominion Bank at its branch at 106 Sparks Street, Ottawa, Ontario, branch no. 32326 with account no. 7300269, ABA 026003243 or such other account as the chief financial officer of TMI may designate in writing prior to such time by notice to AMSC.

     "TMI Purchase Money Security Interest" means the reservation out of the transfer by TMI of a 50% undivided ownership interest in the Shared Satellite, and the grant by AMSC, of a first priority security interest in AMSC's Interest and the proceeds thereof all as more particularly set forth in the Security Agreement.

     "TMI Security Discharge Date" means the first to occur of (i) at any time prior to the commencement of the Enforcement Period, the date upon which AMSC shall have indefeasibly paid to TMI the Minimum Satellite Purchase Price in full together with all TT&C Fees then owing under this Agreement as at the date of payment in full of the Minimum Satellite Purchase Price; (ii) at any time following the commencement of the Enforcement Period, the date upon which TMI shall have been indefeasibly paid in full the Secured Obligations; and (iii) the date of the transfer of AMSC's Interest to TMI in accordance with Section 7.8.

     "Traffic  Transfer  Date"  means the date  stipulated  by AMSC  pursuant to
Section 2.4 (or such later date as AMSC and TMI may agree) as of which each of the conditions set forth in Section 2.5 and 2.6 has been satisfied (or waived by the party entitled to waive such condition) and as of which AMSC will acquire a 50% undivided ownership interest in the Shared Satellite subject to the TMI Purchase Money Security Interest.

     "TT&C"  means  tracking,   telemetry  and  control  services,  drift  orbit
operations and/or other operational services in connection with a satellite.

     "TT&C Fees" means, collectively, (i) the daily and monthly fees payable to TMI by AMSC pursuant to Section 3.1(2); and (ii) such other amounts as the parties agree are payable pursuant to Section 3.1(3).

     "U.S. Base Rate" means, at any time, the rate of interest per annum equal to the per annum rate of interest which National Bank of Canada announces from time to time as the reference rate of interest for loans in U.S. dollars to its Canadian borrowers, adjusted automatically with each change in such rate, all without the necessity of any notice to any Person.

     (2) Each of the following terms is defined in the Section set forth opposite such term:


Term                                                    Section
----                                                    -------

AAA                                                     8.7(2)
AAA Rules                                               8.7(2)
AMSC Collateral Agent                                   8.4(2)
AMSC Secured Lenders                                    8.4(2)
Agents                                                  5.4(1)
Allotted Usage                                          4.1(2)
Arbitration Demand                                      8.7(3)
Claimant                                                8.7(2)
Confidential Information                                5.4(1)
Contracting Party                                       5.8
Conveyance                                              2.1
Damages                                                 8.14
Dispute                                                 8.7(1)
Excess Capacity                                         4.4(1)
Excess Coverage                                         4.3(4)
Existing Obligations                                    5.4(1)
GE Spacecraft                                           3.6
Indemnitee                                              8.14
Indemnitor                                              8.14
Information                                             6.1(h)
Joint Operating Agreement                               5.2(2)
Joint Ownership                                         3.01(a)(ii)
Lease Revenue Adjustment                                2.2(2)
Losses                                                  4.7(d)
Minimum Satellite Purchase Price                        2.1
Mountain Beam Settlement                                6.1(h)
Percentage Insurance Interest                           4.3(3)
Purchase Price Prepayment                               2.2(a)
Put Notice                                              7.8(2)
Put Payment                                             7.8(1)
Representative                                          3.2(1)
Respondent                                              8.7(3)
Sale Revenue Adjustment                                 2.2(3)
Satellite Failure Notice                                7.9(1)
Satellite Failure Payment                               7.9(1)
Satellite Insurance                                     4.3(2)
Satellite Performance                                   6.1(h)
Services Operating Committee                            3.2(1)
Specified Time Period                                   4.4(1)
Technical and Operating Matters                         3.2(1)
Telesat Procedures                                      3.2(2)
Temporary Testing Right                                 4.7
Term                                                    7.1
TMI Existing Liens                                      6.1(f)
Uninsured Amount                                        4.3(2)


     Section 1.2. Gender and Number. Any reference in this Agreement to gender includes all genders and words importing the singular number only include the plural and vice versa.

     Section 1.3. Headings, etc. The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect the interpretation of this Agreement.

     Section 1.4. Currency. All references in this Agreement to dollars, unless otherwise specifically indicated, are expressed in the currency of the United States of America.

     Section 1.5. Certain Phrases, etc. In this Agreement (i) (y) the words "including" and "includes" mean "including (or includes) without limitation" and
(z) the phrase "the aggregate of", "the total of", "the sum of", or a phrase of similar meaning means "the aggregate (or total or sum), without duplication, of", and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

     Section 1.6. Incorporation of Schedules. The schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.

     Section 1.7. Certificates. Any certificate required by the terms of this Agreement to be given by any officer of either party for and on behalf of such party shall be given without any personal liability on the part of the officer giving the certificate.


                                    ARTICLE 2
                    SALE OF 50% INTEREST IN SHARED SATELLITE

     Section 2.1. Sale of 50% Interest in Shared Satellite. Subject to the terms and conditions of this Agreement, TMI agrees to sell, assign and transfer to AMSC, and AMSC agrees to purchase from TMI on the Traffic Transfer Date, good and marketable title to a 50% undivided ownership interest in the Shared Satellite, free and clear of all Liens, except for and subject to the TMI Purchase Money Security Interest, for an aggregate amount equal to the sum of
(x) U.S.$60,000,000 (the "Minimum Satellite Purchase Price") and (y) the Revenue Adjustment Amounts. The transfer shall be effected pursuant to a conveyance agreement in the form attached as Exhibit A (the "Conveyance").

     Section 2.2. Satellite Purchase Price. (1) Except as otherwise provided under Sections 7.3, 7.8 and 7.9, the Minimum Satellite Purchase Price shall be paid by AMSC to TMI as follows:

(a) on the date of this Agreement, the amount of U.S.$5,000,000 (the "Purchase Price Prepayment");

(b) on the Traffic Transfer Date, the amount of U.S.$3,000,000; and

(c) the amount of U.S.$52,000,000 shall be paid in equal quarterly instalments of U.S.$3,000,000, the first instalment to be due and payable on the date which is three months following the Traffic Transfer Date and each instalment after that date to be due and payable on the date which is three months thereafter until the Minimum Satellite Purchase Price has been paid in full.

     (2) At any time and from time to time that AMSC receives payments from the AMSC Satellite Lessee (or any subsequent lessee of, or transferee of an interest in, the AMSC Satellite) pursuant to the AMSC Satellite Contract (or any renewal, extension, substitution or replacement thereof) in an aggregate amount in excess of U.S.$190,000,000, then AMSC shall pay to TMI, and there shall become immediately due and payable, an amount (each a "Lease Revenue Adjustment") equal to twelve thirty-eighths (12/38ths) of all such excess amounts; and

     (3) At any time and from time to time that AMSC receives proceeds upon any sale or other disposition of the AMSC Satellite which together with the aggregate amount of all payments received from the AMSC Satellite Lessee (or any subsequent lessee of, or transferee of an interest in, the AMSC Satellite) pursuant to the AMSC Satellite Contract (or any renewal, extension, substitution or replacement thereof) in an aggregate amount in excess of the sum of (x) U.S.$190,000,000 and (y) thirty-eight twelfths (38/12ths) of all Lease Revenue Adjustments received by TMI pursuant to Section 2.2(2), then AMSC shall pay to TMI, and there shall become immediately due and payable, an amount (each a "Sale Revenue Adjustment") equal to one-half (2) of all such excess proceeds;

     (4) Each Lease Revenue Adjustment and each Sale Revenue Adjustment shall be paid to TMI immediately upon receipt thereof by AMSC but the calculation of such amounts (i) shall be net of any bona fide costs and expenses incurred by AMSC in connection with such additional payments or proceeds, as the case may be; and
(ii) shall be in respect of the sale or the lease of, or other transfer of an interest in, the AMSC Satellite only and shall exclude any revenues or proceeds attributable to ground systems, licensing or other related revenue.

     (5) AMSC may prepay at any time the Minimum Satellite Purchase Price without premium or penalty.

     (6) At any time prior to the commencement of the Enforcement Period, TMI will discharge the TMI Purchase Money Security Interest upon indefeasible payment in full of the Minimum Satellite Purchase Price and all TT&C Fees owing as at the date of payment in full of the Minimum Satellite Purchase Price and at the request and expense of AMSC.

     (7) For the purposes of verifying the calculation of Revenue Adjustment Amounts or the amounts payable by AMSC under Section 7.9(5), AMSC shall provide TMI, within five Business Days (or such longer period as is reasonable to respond in the circumstances) of any request by TMI therefor, with true and complete copies of the books, records, invoices and contracts of AMSC evidencing or relating to payments received under the AMSC Satellite Contract (or any renewal, extension, substitution or repayment thereof) and any sale or other disposition of the AMSC Satellite and the proceeds thereof, as needed for TMI to evaluate the application of Section 2.2 or 7.9(5).

     Section 2.3. Satellite Purchase Price and Prepayment. (1) Each of TMI and AMSC acknowledges and agrees that:

(a) on and after the Traffic Transfer Date and the completion of the transfer specified in Section 2.1 and except as otherwise provided under Sections 7.8 and 7.9, the Satellite Purchase Price and the TT&C Fees shall be payable in each and every event and circumstance including Force Majeure, failure of the Shared Satellite or any part thereof, revocation or termination of any authorization, license, approval or consent required to relocate, use or operate the Shared Satellite and the relocation of the Shared Satellite; and

(b) TMI has entered into this Agreement on the condition that subject only to the repayment of the Purchase Price Prepayment in accordance with Section 7.5, the Purchase Price Prepayment shall be irrevocable and non-refundable.

     (2) All payments of the Satellite Purchase Price, TT&C Fees and other amounts owing by AMSC hereunder shall be made to the TMI Payment Account by wire transfer in immediately available funds prior to 2:00 p.m. (Montreal time) on the payment date. If any payment to be made under this Agreement is stated to be due on a day which is not a Business Day, the due date shall be the immediately preceding Business Day.

     Section 2.4. Closing on Traffic Transfer Date. AMSC shall give TMI at least 10 Business Days prior written notice (or such shorter period as TMI may agree in writing) of the proposed Traffic Transfer Date which shall be a date upon which AMSC believes, acting reasonably, the conditions to the sale by TMI under
Section 2.5 will be capable of performance or satisfaction, as the case may be.

     Section 2.5. Conditions to Traffic Transfer Date and Sale by TMI. The occurrence of the Traffic Transfer Date, and the obligation of TMI to sell the 50% undivided ownership interest in the Shared Satellite, shall be subject to the fulfilment of the following conditions precedent (or waiver thereof by TMI) at or prior to the Traffic Transfer Date:

(a) TMI shall have received the Security Agreement executed and delivered by AMSC;

(b) TMI shall receive in the TMI Payment Account the partial payment of the purchase price specified in Section 2.2(b) and the TT&C Fees specified in
Section 3.1(2)(a);

(c) TMI shall have obtained (or satisfied in the case of any applicable waiting period) all Canadian governmental consents and approvals required by it to relocate the Shared Satellite to the Relocated Orbital Position and all other consents and approvals specified in Section 6.1(e)(iii)(y); AMSC shall have obtained (or satisfied in the case of any applicable waiting period) all American governmental consents and approvals required to relocate the Shared Satellite to the Relocated Orbital Position and to relocate the AMSC Satellite to a new orbital slot over or near the continent of Africa; and TMI shall have received a certificate signed by the chief executive officer of AMSC on such date confirming that all such consents and approvals have been so obtained (or waiting periods satisfied, as the case may be);

(d) AMSC shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Traffic Transfer Date, the representations and warranties of AMSC contained in Article 6 or in any certificate or other writing delivered pursuant hereto shall be true in all material respects on each of the date hereof and the Traffic Transfer Date, in each case as if made on and as of such date (except as otherwise expressly stated in the subject representation and warranty as being made as of the date of this Agreement, the Traffic Transfer Date or another specific date); and TMI shall have received a certificate on the Traffic Transfer Date signed by the chief executive officer of AMSC to the foregoing effect;

(e) TMI shall have received legal opinions, in form and substance reasonably satisfactory to TMI, (i) from AMSC in house counsel, as to execution and delivery by AMSC and AMSC Parent Corp. of this Agreement and, in the case of AMSC, the Security Agreement, the corporate authority and capacity of AMSC and AMSC Parent Corp. to enter into this Agreement and, in the case of AMSC, the Security Agreement; (ii) from outside Ontario counsel as to the enforceability of this Agreement against AMSC and AMSC Parent Corp. and the enforceability of the Security Agreement against AMSC; and (iii) from outside local counsel as to the validity and perfection of the Security Agreement in the jurisdiction in which the chief executive office of AMSC is located, and as to perfection of the Security Agreement in Washington D.C., the Province of Ontario and each jurisdiction from which signals from a feeder link earth station are or, to the knowledge of AMSC, will be transmitted to the Shared Satellite;

(f) TMI shall have received evidence of registration of the Security Agreement (or notices or financing statements in respect thereof) in the jurisdiction in which the chief executive office of AMSC is located, Washington D.C., the Province of Ontario and each jurisdiction from which signals from a feeder link earth station are or, to the knowledge of AMSC, will be transmitted to the Shared Satellite;

(g) TMI shall have received from each creditor of AMSC holding a Lien upon any part of the Collateral, an agreement that such creditor's rights and interests in and to the collateral pledged to such creditor under the Lien granted to it by AMSC is subject to the provisions of this Agreement, and an agreement to postpone and subordinate such creditor's Lien to the TMI Purchase Money Security Interest, in form and substance reasonably satisfactory to TMI; and

(h) TMI shall have received a true and complete copy of the AMSC Satellite Contract and a certificate executed by the President of AMSC which confirms that
(w) TMI has received a true and complete  copy of the AMSC  Satellite  Contract,
(x) the AMSC Satellite Contract is a legal, valid and binding agreement of AMSC and the AMSC Satellite Lessee enforceable in accordance with its terms subject to the effect of any applicable Bankruptcy Law or similar laws affecting creditors' rights generally and the discretion that a court may exercise in the granting of equitable remedies, (y) the AMSC Satellite Contract remains in full force and effect as of the Traffic Transfer Date, and (z) AMSC has received payment from the AMSC Satellite Lessee of all amounts due and owing as of such date.

     Section 2.6. Conditions to Traffic Transfer Date and Purchase by AMSC. The occurrence of the Traffic Transfer Date shall be further subject to, and the obligation of AMSC to purchase the 50% undivided ownership interest in the Shared Satellite shall be subject to, the fulfilment of the following conditions precedent (or waiver thereof by AMSC) at or prior to the Traffic Transfer Date:

(a) AMSC shall have obtained (or satisfied in the case of any applicable waiting period) all American governmental consents and approvals required to relocate the Shared Satellite to the Relocated Orbital Position and to relocate the AMSC Satellite to a new orbital slot over or near the continent of Africa; TMI shall have obtained (or satisfied in the case of any applicable waiting period) all Canadian governmental consents and approvals required by it to relocate the Shared Satellite to the Relocated Orbital Position and all other consents and approvals specified in Section 6.1(e)(iii)(y); and AMSC shall have received a certificate signed by the chief executive officer of TMI on such date confirming that all such consents and approvals have been so obtained (or waiting periods satisfied, as the case may be);

(b) TMI shall have performed in all material respects all of its obligations hereunder which are required to be performed by it on or prior to the Traffic Transfer Date, the representations and warranties of TMI contained in Article 6 or in any certificate or other writing delivered pursuant hereto shall be true in all material respects on each of the date hereof and the Traffic Transfer Date, in each case as if made on and as of such date (except as otherwise expressly stated in the subject representation and warranty as being made as of the date of this Agreement, the Traffic Transfer Date or another specific date); and AMSC shall have received a certificate on the Traffic Transfer Date signed by the chief executive officer of TMI to the foregoing effect;

(c) AMSC shall have received the Conveyance executed and delivered by TMI;

(d) AMSC shall have received legal opinions, in form and substance reasonably satisfactory to it, (i) from TMI's in house counsel as to execution and delivery by the general partner of TMI, in the name and on behalf of TMI of this Agreement and the Conveyance and the corporate authority and capacity of the general partner of TMI to enter into this Agreement and the Conveyance in the name and on behalf of TMI and (ii) from outside Ontario counsel as to the enforceability of this Agreement and the Conveyance against TMI; and

(e) AMSC shall have received evidence satisfactory to it, acting reasonably, that the undivided 50% interest in the Shared Satellite to be conveyed to it under this Agreement and the Conveyance is free and clear of any Liens registered against TMI or its assets under the personal property security registers of the Provinces of Ontario and Quebec including TMI Existing Liens.


                                    ARTICLE 3
                      TT&C AND SERVICES OPERATING COMMITTEE

     Section 3.1. TT&C Fees. (1) AMSC and TMI acknowledge and agree that Telesat currently provides and will continue to provide following the Traffic Transfer Date TT&C services for the Shared Satellite pursuant to the Telesat Agreement.

     (2) In consideration of the payment by TMI of all such TT&C services provided by Telesat in respect of the Shared Satellite, AMSC shall pay to TMI, and there shall become due and payable:

(a) on the Traffic Transfer Date, an amount equal to the product of (i) the number of days remaining in the calendar month in which the Traffic Transfer Date occurs (including the Traffic Transfer Date), and (ii) U.S.$3,333; and

(b) on the first Business Day of each calendar month, during the period commencing on the first calendar month immediately following the Traffic Transfer Date and ending on the decommissioning of the Shared Satellite or at such time as Telesat ceases to provide the TT&C services for the Shared Satellite, the amount of U.S.$100,000.

     (3) Upon the expiry of the Telesat Agreement in accordance with its terms and the election by TMI to renew, extend or replace the Telesat Agreement, TMI and AMSC shall negotiate in good faith to fairly determine the amount of the TT&C fees and expenses to be payable by AMSC under such renewed, extended or replaced TT&C agreement taking into account the then existing circumstances.

     Section 3.2. Services Operating Committee. (1) On or before the Traffic Transfer Date, the parties shall establish a committee (the "Services Operating Committee") consisting of four members (each a "Representative"), two of whom shall be appointed by TMI and two of whom shall be appointed by AMSC. Each of TMI and AMSC may at any time and from time to time, by written notice to the other party, replace any one or both of the Representatives appointed by it, and any person so replaced shall cease to be a Representative and a member of the Services Operating Committee upon the giving of such notice. During the period commencing on the Traffic Transfer Date and ending on the expiry of the Term of this Agreement, the Services Operating Committee shall manage or direct all technical and operating matters in respect of the Shared Satellite, including determination of power capacity and capacity usage and related spectrum considerations, traffic planning, access engineering, interference, troubleshooting, satellite reconfiguration, satellite health considerations and matters related to TT&C services as well as the other matters set forth in
Schedule 3.2(1) (" Technical and Operating Matters"). In managing and directing Technical and Operating Matters, the parties shall apply the principles set forth in such Schedule 3.2(1). Except as otherwise provided in Sections 3.2(4) and 7.3(2), all decisions or actions to be made or taken by the Services Operating Committee shall require the unanimous agreement of all of the Representatives, and each of TMI and AMSC agrees to use its reasonable best efforts to cause the Representatives appointed by it to negotiate in good faith to resolve all matters that are within the scope of responsibility of the Services Operating Committee. If, notwithstanding the good faith efforts of the Representatives to resolve any such matter, the Services Operating Committee is unable to reach unanimous agreement with respect to any such matter within a reasonable period of time, the Services Operating Committee shall refer the disputed matter to the respective Chief Executive Officers of TMI and AMSC, who shall attempt to resolve the disputed matter in accordance with Section 8.7(1), and if the disputed matter is not so resolved, then either party may submit the disputed matter to arbitration in accordance with Sections 8.7(2) to (7) inclusive.

     (2) Technical and Operating Matters relating to TT&C services to be provided by Telesat shall be conducted in accordance with the operating procedures referred to in Schedule 3.2(2) (the "Telesat Procedures") (taking into account any Technical and Operating Matters that are particularly relevant to the Shared Satellite). The Services Operating Committee may amend the Telesat Procedures (in accordance with any procedures set forth in the Telesat Agreement) or establish and adopt additional operating procedures for matters other than those relating to TT&C matters covered by the Telesat Agreement. The Services Operating Committee shall be responsible for monitoring compliance with the Telesat Procedures (as amended or supplemented from time to time as provided above); provided that the parties may agree to delegate such responsibility to Telesat or another third party operator.

     (3) The Services Operating Committee shall promptly establish, and at all times maintain, an on-call roster, on an alternating monthly basis, of TMI delegated personnel and AMSC delegated personnel, respectively, who shall be on call to make emergency decisions on matters affecting the health of the Shared Satellite not covered by the Telesat Procedures. Except as otherwise provided under Section 7.3(2), the parties intend and agree that the single person then designated from TMI's on-call roster, acting alone, is authorized to make all such emergency decisions during the first month, commencing on the Traffic Transfer Date, and that the single person then designated from AMSC's on-call roster, acting alone, is authorized to make all such emergency decisions during the next succeeding month, and so on, alternating each month from the parties' respective on-call rosters.

     (4) In the event the Services Operating Committee is unable to reach unanimous agreement with respect to any Technical and Operating Matter necessary to safeguard the health of the Shared Satellite, then until such unanimous agreement is reached or such matter has been resolved pursuant to Section 8.7, TMI shall have the sole and exclusive right to issue to Telesat all commands, directions and instructions as are necessary to safeguard the health of the Shared Satellite. AMSC and TMI shall cooperate with each other during any such period of dispute and shall provide Telesat with all data and other information as may be required.

     Section 3.3. Quarterly Reporting. Commencing on the Traffic Transfer Date and ending upon the expiry of the Term of this Agreement, in order to assist in effecting the transactions contemplated hereunder, no later than 30 days after the end of each calendar quarter, each of TMI and AMSC will deliver to the other party hereto a report showing its monthly power usage of the Shared Satellite determined in accordance with Schedule 4.1(2)(II) for the calendar quarter ending immediately preceding the date such report is delivered together with the delivering party's estimate of its expected monthly power usage of the Shared Satellite for the calendar quarter immediately following the last calendar quarter in respect of which actual results are shown.

     Section 3.4. Performance Anomalies and Incentive Payments. Each of TMI and AMSC shall promptly notify the other upon learning of any satellite performance anomalies and of the relevant facts known to it concerning such anomaly. AMSC shall cooperate with TMI as may be reasonably necessary from time to time to determine whether any performance incentive payments are payable under the PIP Contracts. AMSC shall not be responsible for any payments to the manufacturers of the Shared Satellite under the PIP Contracts or otherwise.

     Section 3.5. Satellite Health Reports. TMI shall promptly furnish to AMSC one copy of each satellite health report which it receives from Telesat, the manufacturers of the Shared Satellite or any other Person in respect of the Shared Satellite.

     Section 3.6. Radio Frequencies. AMSC shall be solely responsible for any and all obligations under the agreement dated December 14, 1992 between AMSC and GTE Spacenet Corporation, as amended by the amendment dated November 7, 1997 between AMSC and GE American Communications, Inc. TMI shall, in consultation with AMSC, exercise reasonable commercial efforts to operate the Shared Satellite so as to avoid interference with any spacecraft owned or operated by GTE Spacenet Corporation or GE American Communications, Inc. (the "GE Spacecraft") at or near the Relocated Orbital Position.


                                    ARTICLE 4
                         SATELLITE SHARING ARRANGEMENTS

     Section 4.1. Effect of Traffic Transfer Date. (1) From the date of this Agreement until the Traffic Transfer Date, TMI will continue to use and enjoy the economic benefits and risks of the entire Shared Satellite.

     (2) Effective as of the Traffic Transfer Date, TMI and AMSC will hold their respective Interests in the Shared Satellite as tenants in common and not as joint tenants and will each have a first priority right to use, without charge, one-half of the capacity of the Shared Satellite, which capacity shall be determined in accordance with the provisions of Schedule 4.1(2) (the "Allotted Usage"), on the terms and conditions set forth in this Agreement.

     Section 4.2. Orbital Slots. At any time following the Traffic Transfer Date AMSC may request TMI to, and within 30 days following receipt of any written request therefor by AMSC, TMI and AMSC shall, commence the move of the Shared Satellite to the Relocated Orbital Position. Upon relocation to the Relocated Orbital Position, the bore site of the Shared Satellite shall be fixed at 45.9? North latitude and 92.3? West longitude. If:

(a) at any time after the Traffic Transfer Date, AMSC acquires a new second generation satellite (other than the Shared Satellite or the AMSC Satellite) or the AMSC Satellite is returned to AMSC for whatever reason (and is not resold or re-leased to a third party); and

(b) the original orbital position of the Shared Satellite located at 106.5o West longitude is then available;

then, upon the written request by AMSC, TMI and AMSC shall use their good faith efforts to obtain all regulatory consents necessary to permit and, if so obtained, will cause (unless, taking into account all facts and circumstances, TMI and AMSC agree otherwise), the Shared Satellite to be returned to its original orbital position located at 106.5o West longitude to permit AMSC to place the new satellite acquired by it or the AMSC Satellite at the Relocated Orbital Position. All expenses associated with obtaining such regulatory approvals and with any such move of the Shared Satellite to its original orbital slot and with any such placement of AMSC's new satellite or the AMSC Satellite, shall be borne solely by AMSC.

     Section 4.3. Insurance. (1) Each of TMI and AMSC agree that all insurance proceeds paid or payable to TMI under any insurance policy in respect of any event occurring prior to the Traffic Transfer Date in respect of the Shared Satellite belong solely and exclusively to TMI, and TMI has no obligation to AMSC in respect thereof.

     (2) On and after the Traffic Transfer Date, TMI and AMSC will each have the right (but not the obligation), at such party's sole expense, to obtain in-orbit insurance ("Satellite Insurance") in respect of their respective Interest in the Shared Satellite up to 50% of the total insurable value (based on reasonable commercial availability) of the Shared Satellite. If TMI or AMSC elects to obtain Satellite Insurance for any twelve month period for less than all or none of its share of the total insurable value in respect of its respective Interest in the Shared Satellite (as the case may be, the "Uninsured Amount"), then it shall so notify the other party in writing and the other party shall be entitled to obtain Satellite Insurance for such twelve month period in respect of the notifying party's Interest in the Shared Satellite (in addition to the other party's share of such total insurable value) up to the Uninsured Amount.

     (3) If both TMI and AMSC elect to obtain Satellite Insurance for any twelve month period and it is necessary or advantageous to have a single, joint insurance policy in respect of the Shared Satellite for such twelve month period, then each of TMI and AMSC will use all reasonable efforts to cause the insurer providing Satellite Insurance on, or in respect of, the Shared Satellite to issue, effective as of the commencement of and during such period, a new policy (or riders to any existing insurance policy) naming both TMI and AMSC as a named co-insured. Subject to the proviso in Section 4.3(4), after the commencement of such period, each of TMI and AMSC shall pay that percentage of all insurance premiums owed in connection with the Satellite Insurance for the Shared Satellite which is provided pursuant to a single, joint insurance policy equal to the percentage of Satellite Insurance obtained by them, respectively, in accordance with Section 4.3(2) (a party's "Percentage Insurance Interest").

     (4) On and after the Traffic Transfer Date, to the extent that any insurance proceeds become payable under Satellite Insurance in respect of the Shared Satellite which is provided pursuant to a single, joint insurance policy in respect of any loss event occurring after the Traffic Transfer Date, each of TMI and AMSC shall be entitled to that amount of such insurance proceeds equal to their respective Percentage Insurance Interests; provided that if either party wishes to obtain insurance coverage in excess of 100% of the insurable value of the Shared Satellite (" Excess Coverage") and such Excess Coverage is available and is obtained as part of (or by rider to) the subject single joint insurance policy, then (i) that portion of the insurance premiums allocable to such Excess Coverage shall be borne by the party obtaining such Excess Coverage and (ii) the parties shall divide any insurance proceeds payable or paid in respect of the total insurance coverage under such single joint insurance policy in a manner that is equitable and reflects the pay-out attributable to the respective Percentage Insurance Interests held by the parties as well as the Excess Coverage held by one or both parties. To the extent that proceeds are distributed to the parties by the insurer otherwise than in the manner provided for in this Section 4.3(4), TMI and AMSC shall make such payments and take such actions as may be necessary to give effect to the intent of this Section 4.3(4), and the party who has received a payment in excess of that amount to which it is entitled hereunder shall hold such excess amount in trust for the other party and shall pay such excess amount to the other party not later than three Business Days after receipt thereof.

     (5) If required under any joint constructive total loss insurance policy, the parties shall execute and deliver all such instruments, assignments and other documents as may be required by the insurer to transfer their respective interests in the Shared Satellite to the insurer in connection with a constructive total loss under such policy.

     (6) TMI shall, upon the written request of AMSC, provide to AMSC such technical information developed by or furnished to TMI regarding the Shared Satellite as AMSC may reasonably request in connection with any attempt by AMSC to obtain such insurance.

     Section 4.4. Excess Capacity; and Termination of Satellite Capacity Agreement. (1) Effective as of the Traffic Transfer Date, each party will make available to the other party, promptly after receipt of a request therefor, any excess capacity that such party then has as part of its Allotted Usage and which is reasonably considered by such party not to be required for its existing or prospective business ("Excess Capacity"); provided that (i) this Section 4.4(1) shall be subject to United States and Canadian governmental or agency rules and regulations with respect to priority and preemptive access in emergency situations, and (ii) in determining its Excess Capacity, a party shall have the right to specify the time period during which such capacity is reasonably expected not to be required for its existing or prospective business (the "Specified Time Period"). Unless the parties agree otherwise, once a party has allocated Excess Capacity to the other party, (x) the allocating party shall thereafter have no right to use such Excess Capacity for the Specified Time Period except with the consent of the receiving party, and (y) the receiving party shall thereafter be obligated to pay for such Excess Capacity for the Specified Time Period without regard to the receiving party's use or nonuse of such Excess Capacity. Excess Capacity shall be determined in accordance with the provisions of Schedule 4.1(2) and the amount to be paid for the availability of Excess Capacity shall be determined in accordance with the provisions of
Schedule 4.4(1).

     (2) If, as of the Traffic Transfer Date, the Satellite Capacity Agreement (as amended pursuant to Section 5.2(1)) has not been terminated in accordance with its terms, then effective as of the Traffic Transfer Date, the Satellite Capacity Agreement (as so amended) shall be deemed suspended and, without any further action by the parties, shall not be operative or enforceable by the parties thereto. If, following such deemed suspension of the Satellite Capacity Agreement, this Agreement is terminated for any reason, including pursuant to Sections 7.2, 7.8 or 7.9, and the Satellite Capacity Agreement has not been terminated in accordance with its terms, then effective as of such termination date, the Satellite Capacity Agreement (as so amended) shall cease to be suspended without any further action by the parties and shall be and become operative and enforceable by the parties thereto.

     (3) The parties shall provide each other with restoral capacity in accordance with the provisions of Schedule 4.4(3).

     Section 4.5. Decommissioning of Satellite. At such time as the Shared Satellite has reached the end of its useful life or upon the occurrence of a constructive total loss within the meaning of any applicable constructive total loss insurance policy, TMI shall cause Telesat, at the expense of TMI, to decommission the Shared Satellite by removing it from the Relocated Orbital Position to the extent technically possible to do so.

     Section 4.6. Exclusion of Liability for Telesat. EACH OF TMI AND AMSC HEREBY ACKNOWLEDGE AND AGREE THAT TELESAT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, TO TMI, AMSC OR ANY PERMITTED ASSIGNEES OR SUCCESSOR OWNERS OF THE SHARED SATELLITE FOR ANY LOSS, DAMAGE, LIABILITY OR EXPENSE HOWSOEVER ARISING, WHETHER FORESEEABLE OR NOT, WITH RESPECT TO THE PERFORMANCE OR NON-PERFORMANCE OR IMPROPER PERFORMANCE OF THE SHARED SATELLITE OR ANY PART THEREOF OR THE PERFORMANCE OR NON-PERFORMANCE OR IMPROPER PERFORMANCE BY TELESAT UNDER THE TELESAT AGREEMENT OR ANY ACTS OR OMISSIONS ASSOCIATED THEREWITH, WHETHER THE BASIS OF LIABILITY IS BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), STATUTE OR ANY OTHER LEGAL THEORY EXCEPT AS EXPRESSLY PROVIDED UNDER THE TELESAT AGREEMENT. AMSC and TMI agree that TMI shall hold the benefit of the provisions contained in this Section as agent and bare trustee for Telesat and that TMI shall enforce such provision in accordance with the directions of Telesat.

     Section 4.7. Temporary Traffic Transfer. Prior to the Traffic Transfer Date, TMI shall, upon 30 days prior written notice from AMSC, permit AMSC to temporarily transfer its communications traffic to the Shared Satellite for the purpose of enabling AMSC to perform such tests on the AMSC Satellite as are necessary or desirable to confirm that the AMSC Satellite will be able to provide mobile satellite service over the continent of Africa (the "Temporary Testing Right"). Such Temporary Testing Right is granted to AMSC subject to the following terms and conditions:

(a) the Temporary Testing Right shall be provided to AMSC free of charge for a term of no more than 7 weeks, or such longer period as may be required to perform the testing contemplated under the Drift Orbit Services Agreement; upon completion of the temporary testing, in accordance with TMI's election, prior to the Traffic Transfer Date, AMSC will either remove its traffic back to the AMSC Satellite or maintain the traffic on the Shared Satellite until the Traffic Transfer Date without charge to AMSC. In the event that AMSC does not remove its traffic from the Shared Satellite following the completion of testing upon the exercise of its Temporary Testing Right and following an election by TMI that AMSC remove its traffic until the Traffic Transfer Date, AMSC shall pay TMI, in advance, at the rate of U.S.$24,109 per month (or portion thereof, on a pro-rated basis) for each 0.5% of the available Radio Frequency (RF) power in either the North or South Hybrid Matrix Amplifier (as referenced in Schedule 4.1(2)) so provided;

(b) Telesat shall have assumed control of the AMSC Satellite pursuant to the Drift Orbit Services Agreement before AMSC is entitled to exercise the Temporary Testing Right;

(c) before transferring any traffic to the Shared Satellite, AMSC shall have submitted a written traffic transfer plan to TMI for its approval, which approval shall not be unreasonably withheld;

(d) AMSC shall indemnify TMI, its partners, the respective Affiliates of TMI and such partners and the respective officers, directors, employees, shareholders and agents of each of the foregoing Persons against, and agrees to hold each of them harmless from, any and all losses, liabilities, damages, claims and expenses ("Losses") incurred by them to the extent that such Losses arise out of any damage or degradation to the Shared Satellite caused by AMSC's exercise of the Temporary Testing Right; and

(e) AMSC acknowledges that the Shared Satellite will be made available in connection with the Temporary Testing Right on an "as is" basis, and AMSC expressly excludes and disclaims any warranty or condition of any kind with respect to the grant or exercise of the Temporary Testing Right or the performance, nonperformance or improper performance of the Shared Satellite or any part thereof in connection therewith, whether express or implied by contract, tort, statute or other legal theory. None of TMI, its partners and the respective Affiliates of TMI and such partners shall assume or have any liability whatsoever to AMSC with respect to the grant or exercise of the Temporary Testing Right to or by AMSC or the performance, nonperformance or improper performance of the Shared Satellite or any part thereof in connection therewith.


                                    ARTICLE 5
                                CERTAIN COVENANTS

     Section 5.1. Conduct of Business. Subject to the parties' respective obligations under this Agreement, each of the parties shall have the right to conduct its business in whatever manner it deems appropriate and such conduct shall not require notice to or the consent of the other party hereto.

     Section 5.2. Satellite  Capacity  Agreement and Joint Operating  Agreement.
(1) The Satellite Capacity Agreement shall, effective as of the date hereof, be deemed amended as set forth in Schedule 5.2(1), and the Satellite Capacity Agreement, as so amended, shall be and remain operative and enforceable by the parties thereto from the date hereof until the date (if any) such Satellite Capacity Agreement (as so amended) is deemed suspended pursuant to Section 4.4(2) or is terminated pursuant to its terms, provided that if the Satellite Capacity Agreement ceases to be suspended as provided in Section 4.4(2) and has not been terminated, it shall once again be operative and enforceable by the parties thereto.

     (2) To the extent that (i) any provision of the joint operating agreement dated as of April 25, 1990 between AMSC and Telesat Mobile Inc. (as assigned to
TMI) (as the same has been amended from time to time, the "Joint Operating Agreement") is inconsistent with any provision(s) of this Agreement, the provisions of this Agreement shall override the inconsistent provisions of the Joint Operating Agreement, and (ii) any provision of the Satellite Capacity Agreement (as so amended), for so long as the Satellite Capacity Agreement, as so amended, remains operative and is not then deemed suspended, all as contemplated in Sections 4.4(2) and 5.2(1), is inconsistent with any provision of this Agreement, the provision of this Agreement shall override the inconsistent provision of the Satellite Capacity Agreement (as so amended).

     Section 5.3. Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of TMI and AMSC will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable laws and regulations to consummate the transactions contemplated hereby as promptly as practicable.

     Section 5.4. Confidentiality; Press Releases. (1) Each of TMI and AMSC will, and will use its reasonable efforts to cause its respective Affiliates and its and their respective officers, directors, employees, partners, accountants, counsel, consultants, advisors' agents and financing parties (collectively, the "Agents") to hold in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information (the "Confidential Information") that is furnished to such party or its Agents in connection with this Agreement or the transactions contemplated hereby and will use such information solely in connection with the transactions contemplated hereby. To the extent that existing confidentiality or nondisclosure obligations contained in any agreements between the parties ("Existing Obligations") prohibit the disclosure of Confidential Information to Affiliates or consultants, this Section 5.4 shall override the Existing Obligations. "Confidential Information" shall not include, and neither party shall have any obligation with respect to, information (i) that has become public from a source other than such party or its Agents, or (ii) that has become available to such party on a non-confidential basis from a source that such party has no reason to believe to be under an obligation of confidentiality.

     (2) Except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, neither party will issue any press release or public statement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party hereto; provided that the parties agree that, as promptly as practicable following the execution of this Agreement, they shall issue a press release substantially in the form of the draft set forth on Schedule 5.4.

     Section 5.5. Access to Information. Subject to Section 5.4, from the date hereof until the Traffic Transfer Date, each party will give the other party and its authorized representatives access to all technical and operating data and information regarding the Shared Satellite to the extent necessary (i) to enable the other party to verify the accuracy of the representations and warranties of such party contained in this Agreement and the Schedules hereto, and (ii) to permit such other party to comply with its obligations hereunder.

     Section 5.6. FCC Applications. The initial applications to be made by AMSC to the U.S. Federal Communications Commission in connection with obtaining its consent to relocate the Shared Satellite to the Relocated Orbital Position and to permit the co-ownership and operation of the Shared Satellite contemplated under this Agreement, and all documents and other information filed in connection with or referred to in such application, will make no reference, directly or indirectly, to either party's present markets or present or future rights to access markets in the United States of America, Canada or elsewhere or to provide services directly to Persons located in the United States of America, Canada or elsewhere. Each of TMI and AMSC in response to comments, replies or submissions by the U.S. Federal Communications Commission, or by any other Person in connection with such application, may present evidence and make arguments and other statements as to market access rights and other competition issues to challenge or counter such comments, replies or submissions. Each party shall, at least two Business Days prior to the filing thereof (or such shorter period as the circumstances may require), furnish the other party with a copy of each document that it intends to file with the U.S. Federal Communications Commission in connection with the applications, filings, submissions, comments, responses and replies referred to in this Section.

     Section 5.7. Notices of Certain Events. Each party shall promptly notify the other party of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement;

(b) any notice or other communication from any governmental or regulatory agency or authority in connection with any of the transactions contemplated by this Agreement or from any other Person in connection with consents and approvals required from any governmental or regulatory agency or authority hereunder or any submissions, applications, reports or other filings made thereto; and

(c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against it that relate to the consummation of any of the transactions contemplated by this Agreement.

     Section 5.8. Limitation on Liability to Customers, Resellers, etc. Each of TMI and AMSC (in this Section, the "Contracting Party") hereby covenants and agrees that, where and to the extent that such a provision is permitted by applicable law and regulation, the Contracting Party shall in good faith seek to specifically and expressly provide in each and every of its respective contracts and agreements entered into after the date of this Agreement with its customers, resellers, or other vendors of its services, and governmental entities obtaining such services from such party, a limitation on liability of the other party, in substantially the following form:

                  "[the other party (TMI or AMSC, as the case may be)] and its officers, directors, employees, shareholders, partners, subcontractors, investors or agents shall not be liable, for any reason whatsoever, whether in contract or tort or under any other theory of law, for losses, damages, costs, expenses, liabilities or claims arising out of an act or omission of [the Contracting Party (TMI or AMSC, as the case may be)] or resulting from the use of services hereunder, including but not limited to any fault in a channel which results in failure to establish service, delays, in-service interruption, degradation or loss or distortion of services."


                                    ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

     Section 6.1. Representations and Warranties of TMI. TMI represents and warrants to AMSC that:

(a) Organization and Existence. TMI is a limited partnership duly organized and validly existing under the laws of the Province of Quebec, TMI Communications Inc. is the general partner of TMI and is a corporation duly organized, validly existing and in good standing under the laws of Canada and TMI Communications Inc. has all corporate and partnership power required to execute and deliver this Agreement in the name and on behalf of TMI and to cause the performance by TMI of its obligations contemplated hereunder.

(b) Corporate Authorization. The execution, delivery and performance by TMI Communications Inc., in the name and on behalf of TMI, of this Agreement have been duly approved by all necessary corporate action on the part of TMI Communications Inc., the general partner of TMI. This Agreement constitutes a valid and binding agreement of TMI.

(c) Shared Satellite Condition. To the knowledge of TMI, the description of the condition of the Shared Satellite contained in (i) the document entitled "Joint Technical Assessment of MSAT and AMSC-1" dated January 31, 1997, and (ii) the documents described in Schedule 6.1(c), is accurate. With the exception of the report set out as item #5 on Schedule 6.1(c), TMI has furnished to AMSC exact duplicates of any and all technical reports furnished as of the date of this Agreement to the insurance companies who provided insurance coverage for the Shared Satellite.

(d) Governmental Authorization. The execution and delivery by TMI Communications Inc., in the name and on behalf of TMI, of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency or official other than actions or filings the failure of which to occur have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on TMI or the operation of the Shared Satellite.

(e) Non-Contravention. The execution and delivery by TMI Communications Inc., in the name and on behalf of TMI, of this Agreement, and the performance of this Agreement by TMI Communications Inc. on behalf of TMI, on and after the Traffic Transfer Date, do not and will not (i) violate the partnership agreement of TMI,
(ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to TMI or any of its assets or properties, (iii) to the knowledge of TMI on the date of this Agreement, after due inquiry, require any consent of any Person other than (x) consents which have been obtained on or before the date of this Agreement, copies of which have been provided to AMSC on or prior to the date of this Agreement, (y) Industry Canada under the Bulk Capacity Lease dated September 14, 1988, as amended, Industry Canada with respect to spectrum and change in orbital slot, and the Communications Security Establishment (Canada), and (z) consents or violations which have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on TMI, or (iv) on and after the Traffic Transfer Date, require the consent of any Person other than (A) consents which have been obtained on or before the Traffic Transfer Date, copies of which have been provided to AMSC on or before such date, and (B) consents or violations specified in Section 6.1(e)(iii)(z).

(f) Title to Shared Satellite. TMI holds title to the Shared Satellite free and clear of any Liens, other than those Liens identified in Schedule 6.1(f) ("TMI Existing Liens") and Permitted Liens. Effective upon the Traffic Transfer Date, AMSC will acquire good and marketable title to the 50% undivided ownership interest in the Shared Satellite, free and clear of all Liens except (x) for and subject to the TMI Purchase Money Security Interest and (y) those granted by AMSC to any Person other than TMI.

(g) Telesat Agreement. TMI has furnished to AMSC an accurate and complete copy of the Telesat Agreement as in effect on the date of this Agreement.

(h) Satellite Performance. There is no information (whether in the form of facts, representations or opinions) ("Information") contained in any material provided by TMI or Telesat to TMI's insurers in connection with its insurance claim and settlement with respect to its mountain beam (the "Mountain Beam Settlement") that indicates or suggests that the coverage, health, insurability, estimated life, capacity or other performance criteria of the Shared Satellite (collectively, the "Satellite Performance") would be different in any material respect from that indicated in the reports referred to in Schedule 6.1(c).

(i) Operating Restriction. There is no Information contained in or relating to the Mountain Beam Settlement which would impose a present or future operating restriction (including the shutting down of the mountain beam) with respect to the Shared Satellite or that would indicate that insurance coverage would be limited in any material respect or unavailable on commercially reasonable terms unless such operating restriction were imposed, other than as described in the reports referred to in Schedule 6.1(c).

(j) Other Information. TMI is not (i) aware of any other Information with respect to the Shared Satellite that would indicate that the Satellite Performance would be different in any material respect from that indicated in the reports referred to in Schedule 6.1(c) or (ii) in possession, or aware, of any non-technical report prepared with respect to the Satellite Performance of the Shared Satellite which would provide information with respect to Satellite Performance different than, or in addition to, in any material respect, the information indicated in the reports referred to in Schedule 6.1(c).

(k) Compliance with Laws. The Shared Satellite, and the operation thereof are in compliance in all material respects with all applicable laws of any applicable jurisdiction and TMI has not received any written notice of any alleged breach of any such laws.

(l) Options, Rights of Purchase, etc. No Person other than AMSC has any right to purchase the Shared Satellite, and, as of the Traffic Transfer Date, no Person other than TMI and TMI's customers has any right to use, and TMI has not granted any Person (other than its customers) any right to use, any of AMSC's Interest. TMI has not granted any option or right of first refusal with respect to the Shared Satellite other than to AMSC pursuant to this Agreement or the Satellite Capacity Agreement.

(m) Tax Residency. TMI is not a non-resident of Canada for purposes of the Income Tax Act (Canada).

     Section 6.2. Representations and Warranties of AMSC. AMSC represents and warrants to TMI that:

(a) Corporate Existence and Power. AMSC is a corporation dually incorporated, validly existing and in good standing under the laws of the States of Delaware and Virginia, respectively, and AMSC Parent Corp. is the sole shareholder of AMSC and is a corporation incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of AMSC and AMSC Parent Corp. has all corporate power to execute and deliver this Agreement and, in the case of AMSC, the Security Agreement and to perform its obligations contemplated hereunder and thereunder.

(b) Corporate Authorization. The execution, delivery and performance by each of AMSC and AMSC Parent Corp. of this Agreement and, in the case of AMSC, the Security Agreement are within their respective corporate powers and have been duly authorized by all necessary corporate action on the part of AMSC and AMSC Parent Corp. This Agreement and the Security Agreement constitute valid and binding agreements of AMSC and this Agreement constitutes a valid and binding agreement of AMSC Parent Corp.

(c) Governmental Authorization. The execution and delivery by AMSC of each of this Agreement and the Security Agreement and by AMSC Parent Corp. of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency or official other than (i) the U. S. Securities and Exchange Commission as may be required in accordance with the provisions of the U.S. Securities Exchange Act of 1934, as amended, and the U.S. Federal Communications Commission as may be required to provide notice of the contemplated transactions and (ii) actions or filings the failure of which to occur have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on AMSC or AMSC Parent Corp.

(d) Non-contravention. The execution and delivery by AMSC of each of this Agreement and the Security Agreement, and the performance by AMSC of each of this Agreement and the Security Agreement on and after the Traffic Transfer Date, and the execution and delivery of this Agreement by AMSC Parent Corp. and the performance by AMSC Parent Corp. of its obligations hereunder on and after the Traffic Transfer Date, in each case do not and will not (i) violate the certificate of incorporation or bylaws of AMSC or AMSC Parent Corp., (ii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to AMSC or AMSC Parent Corp. or any of its assets or properties,
(iii) to the knowledge of AMSC on the date of this Agreement, after due inquiry, require the consent of any Person other than (x) consents which have been obtained on or prior to the date of this Agreement, copies of which have been provided to TMI on or prior to the date of this Agreement, (y) the U.S. Federal Communications Commission, and (z) consents or violations which have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on AMSC or AMSC Parent Corp, or (iv) on and after the Traffic Transfer Date, require the consent of any Person other than (A) consents which have been obtained on or prior to the Traffic Transfer Date, copies of which have been provided to TMI on or before such date, and (B) consents or violations specified in Section 6.2(d)(iii)(z).

     Section 6.3. Disclaimer of Warranties. AMSC acknowledges and agrees that except for the representations and warranties of TMI set forth in Section 6.1(c), (f), (h), (i), (j), (k) and (l), the Shared Satellite will be purchased on an "as is" basis. ACCORDINGLY, EACH PARTY COVENANTS AND AGREES THAT ANY AND ALL EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS WITH RESPECT TO THE SHARED SATELLITE OR ANY PART THEREOF, ITS CONDITION, DURABILITY, PERFORMANCE, RELIABILITY, EXPECTED LIFE OR SUITABILITY FOR ANY PARTICULAR USE INCLUDING WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, WHETHER EXPRESSED OR IMPLIED BY CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) STATUTE OR OTHER LEGAL THEORY, ARE EXPRESSLY EXCLUDED AND DISCLAIMED.

     Section 6.4. Disclosure. During the period commencing on the date of this Agreement and ending on the Traffic Transfer Date, each party shall promptly notify the other party upon becoming aware of any representation or warranty of such party contained in this Agreement becoming untrue or incorrect. Any such representation or warranty shall be deemed to be amended as set forth in any such notification provided that such amendment does not affect the rights or obligations of the other party hereto in any material respect.


                                    ARTICLE 7
                              TERM AND TERMINATION

     Section 7.1. Term. Subject to this Article 7, the term of this Agreement shall commence on the date hereof and, unless TMI and AMSC otherwise agree with each other, shall terminate upon the decommissioning of the Shared Satellite pursuant to Section 4.5 (the "Term").

     Section 7.2. Termination Prior to the Traffic Transfer Date. This Agreement may be terminated prior to the Traffic Transfer Date:

(a) at any time, by mutual written agreement of TMI and AMSC; or

(b) at any time after the date which is the earlier of (i) forty days after the date of this Agreement; and (ii) the Traffic Transfer Date; by TMI if the AMSC Satellite Lessee has not entered into written agreements with Telesat, substantially on the terms contained in the draft agreements between the AMSC Satellite Lessee and Telesat (x) for operational services for the Elcor-1 satellite, draft date November 12, 1997 and (y) for the supply and installation of TT&C equipment and software in Johannesburg, South Africa and back up facility in Chilworth, England for the Elcor- 1 satellite, draft date November 12, 1997; or

(c) at any time prior to the Traffic Transfer Date, by TMI or AMSC, if there is a material adverse change in the condition of the Shared Satellite; and TMI and AMSC agree that, with respect solely to the Mountain Beam of the Shared Satellite, any complete or partial failure or shutdown of the Mountain Beam, shall not constitute a material adverse change in the condition of the Shared Satellite; or

(d) at any time on and after March 15, 1998, by AMSC, if all consents and approvals of Industry Canada and the U.S. Federal Communications Commission required for the relocation of the Shared Satellite to the Relocated Orbital Position (and any other Canadian or American governmental consent or approval required for such relocation as a result of a change in applicable law after the date of this Agreement) have not been obtained for any reason other than the failure of AMSC to exercise all reasonable commercial efforts in good faith (i) to obtain all such required consents and approvals of the American government; and (ii) to assist TMI to obtain all such required consents and approvals of the Canadian government; or

(e) at any time on and after March 15, 1998, by AMSC, if all consents and approvals of the U.S. Federal Communications Commission required for the relocation of the AMSC Satellite to a new orbital slot over or near the continent of Africa and the U.S. Department of Commerce with respect to export controls required for such relocation (and any other American governmental approvals required for such relocation arising under a change in applicable law after the date of this Agreement) have not been obtained for any reason other than the failure of AMSC to exercise all reasonable commercial efforts in good faith to obtain, and to assist the AMSC Satellite Lessee to obtain, such required consents and approvals; or

(f) at any time on and after April 30, 1998, by TMI, if all consents and approvals of the U.S. Federal Communications Commission required for the relocation of the Shared Satellite to the Relocated Orbital Position (and any other Canadian or American governmental consent or approval required for such relocation as a result of a change in applicable law after the date of this Agreement) have not been obtained for any reason other than the failure of TMI to exercise all reasonable commercial efforts in good faith (i) to obtain all such required consents and approvals of the Canadian government; and (ii) to assist AMSC to obtain all such required consents and approvals of the American government; or

(g) at any time on and after April 30, 1998, by TMI, if all consents and approvals of the U.S. Federal Communications Commission required for the relocation of the AMSC Satellite to a new orbital slot over or near the continent of Africa and the U.S. Department of Commerce with respect to export controls required for such relocation (and any other American governmental approvals required for such relocation arising under a change in applicable law after the date of this Agreement) have not been obtained for any reason; or

(h) at any time prior to the Traffic Transfer Date, by TMI, if there shall occur a Bankruptcy Event with respect to AMSC; or

(i) at any time prior to the Traffic Transfer Date, by AMSC if there shall occur a Bankruptcy Event with respect to TMI; or

(j) at any time on and after 4:00 p.m. (Montreal time) on September 30, 1998, by either party if the transactions contemplated hereunder to occur on or before the Traffic Transfer Date have not been consummated for any reason; or

(k) at any time prior to the Traffic Transfer Date, by AMSC if the AMSC Satellite Contract is terminated for any reason other than an event specified in
Section 7.2.

     Section 7.3. Remedies of TMI Prior to TMI Security Discharge Date. (1) If at any time during the period commencing on the Traffic Transfer Date and ending on the TMI Security Discharge Date:

(a) AMSC shall fail to pay when due the Minimum Satellite Purchase Price (or any instalment thereof) or any TT&C Fees within 10 days after receipt of written notice from TMI of late payment; or

(b) any Bankruptcy Event shall occur with respect to AMSC;

then TMI may declare the entire unpaid amount of the Satellite Purchase Price (or any part thereof) and all remaining TT&C Fees and other amounts owing by AMSC and AMSC Parent Corp. hereunder during the Term of this Agreement to be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by AMSC and AMSC Parent Corp. Upon such declaration, TMI may exercise such rights and remedies and commence such legal action or proceedings as it, in its sole discretion, may deem expedient, including the commencement of enforcement proceedings under the Security Agreement or any other security granted by AMSC and AMSC Parent Corp. to TMI or any combination thereof, all without additional notice, presentation, demand, protest, notice of dishonour, entering into of possession of any property or any other action, notice of all of which AMSC and AMSC Parent Corp. hereby expressly waive to the extent permitted by applicable laws. For the purposes of calculating the accelerated amounts owing hereunder for the Term of this Agreement, the parties hereby acknowledge and confirm that (i) the expected useful life of the Shared Satellite will extend for a period of 10 years following the Traffic Transfer Date; and (ii) in respect of Revenue Adjustment Amounts, the expected useful life of the AMSC Satellite will extend for a period of 10 years following the Traffic Transfer Date and that the accelerated amount of the Revenue Adjustment Amounts owing by AMSC upon any acceleration pursuant to this Section which occurs (x) during the first five years following the Traffic Transfer Date, is U.S.$30,000,000, and (y) in any year thereafter, is an amount equal to U.S.$30,000,000 less the product of U.S.$6,000,000 and the number of years after the fifth year following the Traffic Transfer Date that the acceleration event occurs. The parties further acknowledge and agree that the calculation of such amounts is their reasonable pre-estimate of the accelerated Revenue Adjustment Amounts owing hereunder determined after taking into account their expectations as to technological advances, business risk and satellite failure risk and does not constitute a penalty.

     (2) If, at any time after the TMI Security Discharge Date, AMSC shall fail to pay the TT&C Fees owing by it under this Agreement when due and payable and such failure shall continue for 10 days after written notice thereof by TMI to AMSC, then in addition to any other rights and remedies of TMI under this Agreement or otherwise, AMSC shall cease to be entitled to have Representatives on the Services Operating Committee or any other representation, input or decision-making power in respect of Technical and Operating Matters or other decisions or actions made or taken by the Services Operating Committee until such overdue amounts (together with accrued interest thereon) have been paid in full to TMI.

     (3) If at any time following the occurrence of a default under Section 7.3(1)(a) but prior to acceleration by TMI of amounts owing hereunder and prior to commencement of enforcement proceedings under the Security Agreement, such default is remedied by or on behalf of AMSC, then TMI shall have no right to accelerate pursuant to Section 7.3(1) or exercise any of its rights and remedies under the Security Agreement, in each case, in respect of the occurrence of that default (but such waiver shall not extend to the recurrence of such default or the occurrence of any other default unless remedied as provided herein).

     Section 7.4. Liabilities in Event of Termination. (1) Subject to Section 7.4(2), the termination or expiration of this Agreement will in no way limit any obligation or liability of either party based on or arising from a breach or default by such party with respect to any of its representations or warranties contained in this Agreement, or with respect to any of its covenants or agreements contained in this Agreement which by their terms were to be performed prior to the date of termination or expiration, nor shall any such termination or expiration release either party from any liabilities or obligations under Sections 5.4, 8.5 and 8.14.

     (2) Upon any termination of this Agreement pursuant to Section 7.2, the Parties shall have no obligations or liabilities to each other hereunder or in respect of the transactions contemplated hereby except as otherwise provided under Section 7.5. Upon any such termination of this Agreement pursuant to
Section 7.2, the Parties shall have no further obligations or liabilities to each other under the CMIS Contract which agreement shall automatically and simultaneously terminate without penalty except with respect to any amounts then owing to TMI as at and to the date of termination which amounts shall remain due and payable to TMI and shall be deemed to have been earned by TMI (together with all amounts previously paid to TMI).

     Section 7.5. Purchase Price Prepayment and Liquidated Damages. (1) Upon any termination of this Agreement pursuant to Section 7.2(b), TMI shall be entitled to retain U.S.$1,000,000 of the Purchase Price Prepayment. AMSC and TMI hereby acknowledge and agree that such amount is a genuine and reasonable pre-estimate of the damages suffered by TMI in the event of such termination, and of the costs and expenses incurred by TMI in pursuing this transaction at the request of AMSC, and not a penalty and that such amount shall constitute liquidated damages and as such be TMI's sole right and remedy, at law and in equity, with respect to the obligations of AMSC under this Agreement. The remaining amount of the Purchase Price Prepayment shall be promptly repaid by TMI to AMSC by wire transfer or certified cheque in immediately available funds.

     (2) Upon any termination of this Agreement pursuant to Section 7.2(h) or 7.2(k), TMI shall be entitled to retain the entire amount of the Purchase Price Prepayment. AMSC and TMI hereby acknowledge and agree that such amount is a genuine and reasonable pre-estimate of the damages suffered by TMI in the event of such termination, and of the costs and expenses incurred by TMI in pursuing this transaction at the request of AMSC, and not a penalty and that such amount shall constitute liquidated damages and as such be TMI's sole right and remedy, at law and in equity, with respect to the obligations of AMSC under this Agreement.

     (3) Upon any  termination of this  Agreement  pursuant to Section 7.2(f) or
(g) in circumstances where AMSC has failed to exercise all reasonable commercial efforts in good faith to obtain, or to assist in the obtaining of, the consents or approvals referred to in such Section 7.2(f) or (g), then TMI shall be entitled to retain the entire amount of the Purchase Price Prepayment. AMSC and TMI hereby acknowledge and agree that such amount is a reasonable pre-estimate of the damages suffered by TMI in the event of such termination, and of the costs and expenses incurred by TMI in pursuing this transaction at the request of AMSC, and not a penalty and that such amount shall constitute liquidated damages and as such be TMI's sole right and remedy, at law or in equity, with respect to the obligations of AMSC under this Agreement.

     (4) Except as otherwise provided in Section 7.5(3), upon any termination of this Agreement pursuant to Section 7.2(c), (d), (e), (f), (g) or (i), the Purchase Price Prepayment shall be promptly repaid by TMI to AMSC by wire transfer or certified cheque in immediately available funds.

     (5) Upon any termination of this Agreement pursuant to Section 7.2(j) by reason of the failure of AMSC to satisfy or deliver, or arrange for the satisfaction or delivery of, any of the conditions set forth in Section 2.5 (other than the failure to obtain the consents to be obtained by TMI under Section 2.5(c)), TMI shall be entitled to retain the entire amount of the Purchase Price Prepayment. AMSC and TMI hereby acknowledge and agree that such amount is a reasonable pre-estimate of the damages suffered by TMI in the event of such termination, and of the costs and expenses incurred by TMI in pursuing this transaction at the request of AMSC, and not a penalty and that such amount shall constitute liquidated damages and as such be TMI's sole right and remedy, at law or in equity, with respect to the obligations of AMSC under this Agreement.

     (6) Upon any termination of this Agreement pursuant to Section 7.2(j) by reason of the failure of TMI to satisfy or deliver, or arrange for the satisfaction or delivery of, any of the conditions set forth in Section 2.6 (other than the failure to obtain the consents to be obtained by AMSC under Section 2.6(a)), the Purchase Price Prepayment shall be promptly repaid by TMI to AMSC by wire transfer or certified cheque in immediately available funds.

     (7) Upon any  termination of this  Agreement  pursuant to Section 7.2(d) or
(j) due to the wilful misconduct or bad faith of TMI in failing to satisfy or deliver, or arranging for the satisfaction or delivery of, any of the conditions set forth in Section 2.6 (other than the failure to obtain consents to be obtained by AMSC under Section 2.6(a)), TMI shall indemnify AMSC, subject to the exclusion of liability in Section 6.3, from and against all losses, damages and costs it may have suffered or incurred, directly or indirectly, as a result of the termination of this Agreement under Section 7.2(d) or (j) due to the wilful misconduct or bad faith of TMI in failing to satisfy or deliver, or arranging for the satisfaction or delivery of, any of the conditions set forth in Section
2.6 (other than the failure to obtain consents to be obtained by AMSC under Section 2.6(a)); provided, however that the maximum amount for which TMI shall be liable under this Section 7.5(7) or otherwise under this Agreement with respect to any such termination is U.S.$5,000,000. The rights of AMSC under this
Section 7.5(7) shall be in addition to any obligation which TMI may have to repay the Purchase Price Prepayment pursuant to Section 7.5(1), 7.5(4) or 7.5(6).

     (8) Upon any termination of this Agreement pursuant to Section 7.2(a), TMI and AMSC shall agree upon the entitlement of each of them to all or any part of the Purchase Price Prepayment.

     (9) The provisions of Sections 4.4(2), 5.2(1), 5.4, 6.3, 7.4, 7.5, 7.7, 8.7
and 8.18 shall survive any termination pursuant to Section 7.2.

     Section 7.6. Procedure Upon Termination. In the event of the termination of this Agreement by either Party pursuant to Section 7.2, notice of such termination will promptly be given by the terminating party to the other party.

     Section 7.7. Exclusion of Consequential and Punitive Damages. NEITHER PARTY SHALL BE LIABLE DIRECTLY OR INDIRECTLY TO THE OTHER PARTY OR TO ANY PERMITTED ASSIGNEES OR SUCCESSOR OWNERS OF THE SHARED SATELLITE FOR ANY AMOUNTS (INCLUDING ANY SUCH AMOUNTS CLAIMED BY THIRD PARTIES) REPRESENTING LOSS OF PROFITS, LOSS OF BUSINESS, OR INDIRECT, SPECIAL, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, WHETHER FORESEEABLE OR NOT, ARISING FROM THE PERFORMANCE OR NONPERFORMANCE OR IMPROPER PERFORMANCE OF THIS AGREEMENT, THE SHARED SATELLITE OR ANY PART THEREOF OR ANY ACTS OR OMISSIONS ASSOCIATED HEREWITH OR THEREWITH OR RELATED TO THE USE OF ANY ITEMS OR SERVICES FURNISHED HEREUNDER, OR OCCASIONED BY ANY DEFECT IN THE SHARED SATELLITE OR ANY PART THEREOF, DELAY IN DELIVERY OF THE SHARED SATELLITE, FAILURE OF THE SHARED SATELLITE OR ANY PART THEREOF TO PERFORM OR ANY OTHER CAUSE WHATSOEVER, WHETHER THE BASIS OF THE LIABILITY IS BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), STATUTE OR ANY OTHER LEGAL THEORY, UNLESS SUCH ACT OR OMISSION ARISES FROM THE NON-CLAIMING PARTY'S WILFUL MISCONDUCT.

     Section 7.8. Option of AMSC to Put Interest to TMI. (1) At any time during the Term of this Agreement (whether before or after the occurrence of an event set forth in Section 7.3(1)(a) or 7.3(1)(b)) but not at any time that a Satellite Failure has occurred and is continuing, AMSC may elect to transfer good and marketable title in and to its Interest to TMI, free and clear of all Liens, and to pay to TMI on closing pursuant to Section 7.8(2) the Put Payment (as defined and calculated in accordance with Section 7.8(5)) and thereupon AMSC shall be released by TMI from the obligations of AMSC to pay any amount of the Satellite Purchase Price and TT&C Fees, in each case, which are payable in respect of the period commencing after the date of closing of the transfer of AMSC's Interest to TMI (whether accelerated due under Section 7.3(1) or otherwise). Any other amounts payable by AMSC pursuant to Section 7.8(4) and any amounts due from AMSC to TMI (otherwise than upon an acceleration pursuant to Section 7.3(1) and except for the Satellite Purchase Price and TT&C Fees) up to and including the date of closing of the transfer of AMSC's Interest (including interest on any amount of the Put Payment which is not paid when otherwise due hereunder, without regard to any acceleration pursuant to Section 7.3(1)) are not released or satisfied by the Put Payment but shall be and remain immediately due and payable by AMSC hereunder notwithstanding any termination pursuant to
Section 7.8(3).

     (2) Closing of the  transfer of AMSC's  Interest to TMI under this  Section
7.8 shall occur on the first Business Day which is 60 days after the day on which TMI receives notice from AMSC (the "Put Notice") that it has elected to transfer its Interest to TMI in accordance with this Section 7.8 (or on such other day as the parties may agree).

     (3) At the closing of the transfer pursuant to this Section 7.8;

     (a) AMSC shall deliver to TMI:

     (i) a conveyance of the Interest substantially in the form of the Conveyance (with necessary modifications) and;

     (ii) the Put Payment; and

     (b) TMI shall deliver to AMSC:

     (i) a release of AMSC's obligations to pay any amount of the Satellite Purchase Price and TT&C Fees, in each case, which are payable in respect of the period commencing after the date of closing (whether accelerated due prior to the date of closing under Section 7.3(1) or otherwise);

     (ii) executed discharges and financing change statements, designated as discharges, prepared by AMSC and delivered to TMI for execution in respect of all filings and registrations made with respect to the TMI Purchase Money Security Interest; and

     (iii) a termination of the Security Agreement and a release of AMSC from all of its obligations thereunder.

     Upon completion of these deliveries, this Agreement and all rights and obligations of the parties hereunder shall terminate except for those rights and obligations under Sections 4.4(2), 5.2(1), 5.4, 6.3, 7.4, 7.7, 7.8, 7.10, 8.5,
8.7, 8.14 and 8.18 and the parties shall execute a mutual release of all such terminated obligations in respect of the period commencing after the date of closing.

     (4) Following receipt by TMI of the Put Notice, TMI and AMSC shall use their good faith efforts to obtain all regulatory consents necessary to permit and, if so obtained, TMI will cause, the Shared Satellite to be returned to its original orbital position at 106.5o West longitude (or such other Canadian orbital position as TMI may designate). All expenses associated with obtaining such regulatory approvals and with any such move of the Shared Satellite shall be borne solely by AMSC. In addition, whenever the TMI Purchase Money Security Interest shall have become enforceable, all expenses, costs and charges incurred by or on behalf of TMI and referred to in Section 2.2(2) of the Security Agreement, shall be and remain immediately due and payable by AMSC under this Agreement notwithstanding any termination pursuant to Section 7.8(3).

     (5) The terms "Put Payment"under Section 7.8 and "Satellite Failure Payment" under Section 7.9, as the case may be, mean and shall be calculated as follows:

     (a) the entire amount of the Satellite Purchase Price and TT&C Fees due and unpaid during the period prior to the delivery of a Put Notice or Satellite Failure Notice, as the case may be (excluding in each case, amounts due solely by reason of acceleration pursuant to Section 7.3(1)) shall remain due and payable and, to the extent unpaid, be paid to TMI at closing;

     (b) any Revenue Adjustment Amount due and unpaid during the period commencing on the delivery of a Put Notice or a Satellite Failure Notice, as the case may be, and ending on closing shall remain due and payable and, to the extent unpaid, be paid to TMI at closing (excluding any amount due solely by reason of acceleration pursuant to Section 7.3(1));

     (c) any amount of the Minimum Satellite Purchase Price which is due during the period commencing on the delivery of a Put Notice or a Satellite Failure Notice, as the case may be, and ending on closing shall be due and payable to TMI as at such due date but pro rated based on the proportion that the number of days from such due date to the date of closing is to 90 days and, to the extent unpaid, shall be paid to TMI at closing;

     (d) any amount of the Minimum Satellite Purchase Price which is due during the period commencing after a closing under Section 7.9(2) shall be payable to TMI only in the event of delivery of a Satellite Failure Notice and then, only in the manner and at the times provided for in Sections 7.9(4) and 7.9(5);

     (e) any TT&C Fees due during the period less than 30 days prior to such closing shall be due and payable to TMI as at such due date but pro rated based on the proportion that such number of days prior to closing is to 30 days and, to the extent unpaid, shall be paid to TMI at closing; and

     (f) any TT&C Fees due more than 30 days prior to such closing shall be due and payable to TMI as at such due date and, to the extent unpaid, shall be paid to TMI at closing.

     In the event that the closing of any transfer pursuant to Section 7.8 or 7.9, as the case may be, fails to occur by reason of the failure of TMI to deliver the items specified in Section 7.8(3)(b) or 7.9(3)(b), as the case may be, in circumstances where AMSC has tendered the items specified in Section 7.8(3)(a) or 7.9(3)(a), as the case may be, the calculation of the amounts payable under Section 7.8 or 7.9 shall be made on the basis that the closing occurred on the first Business Day which is 60 days following delivery of the Put Notice or Satellite Failure Notice, as the case may be, or such other day as the parties may agree.

     Section 7.9. Satellite Failure. (1) At any time that a Satellite Failure has occurred and is continuing, AMSC may by notice to TMI elect not to use the Shared Satellite or any capacity thereon (the "Satellite Failure Notice"). Within 30 days of receipt of the Satellite Failure Notice, TMI shall elect by notice to AMSC to either (i) arrange for the decommissioning of the Shared Satellite (to the extent technically possible to do so) in accordance with
Section 4.5 or (ii) request AMSC to, and if so requested, AMSC shall, transfer good and marketable title in and to AMSC's Interest to TMI, free and clear of all Liens. In either event, AMSC shall pay to TMI on closing pursuant to Section 7.9(2) the Satellite Failure Payment (as defined and calculated in accordance with Section 7.8(5)) and thereupon AMSC shall be released by TMI from the obligations of AMSC to pay any TT&C Fees and Revenue Adjustment Amounts, in each case, which are payable in respect of the period commencing after the date of closing pursuant to Section 7.9(2); it being understood and agreed that the portion of the Satellite Failure Payment consisting of the Minimum Satellite Purchase Price which is due in respect of the period commencing after the closing under Section 7.9(2) shall be made by AMSC only in the manner and at the times provided for in Sections 7.9(4) and 7.9(5). Any amounts due from AMSC to TMI up to and including the date of closing (other than TT&C Fees and the Revenue Adjustment Amounts but including interest on any amount of the Satellite Failure Payment which is not paid when otherwise due hereunder, without regard to any acceleration pursuant to Section 7.3(1)) are not released or satisfied by the Satellite Failure Payment but shall be and remain immediately due and payable by AMSC hereunder notwithstanding any termination pursuant to Section 7.9(3).

(2) Closing pursuant to this Section 7.9 shall take place on the first Business Day which is 60 days after the day on which TMI receives the Satellite Failure Notice from AMSC (or on such other day as the parties may agree). At TMI's request, AMSC will assist TMI in the move of the Shared Satellite to its original orbital position of 106.5o West longitude (or such other Canadian orbital position as TMI may designate). All expenses associated with obtaining such regulatory approvals and with any such move of the Shared Satellite to such orbital position shall be borne solely by TMI.

(3) At the closing pursuant to this Section 7.9;

(a) AMSC shall deliver to TMI:

          (i) the Satellite Failure Payment (other than the portion thereof consisting of the Minimum Satellite Purchase Price which is due in respect of the period commencing after the closing under Section 7.9(2)); and

          (ii) if requested by TMI, a conveyance of the interest substantially in the form of the Conveyance (with necessary modifications); and

(b) TMI shall deliver to AMSC:

          (i) a release of AMSC's obligations to pay TT&C Fees and Revenue Adjustment Amounts which are payable in respect of the period commencing after the closing date contemplated by this Section and confirmation that the portion of the Satellite Failure Payment consisting of the Minimum Satellite Purchase Price due in respect of such period is payable only in the manner and at the times specified in Sections 7.9(4) and 7.9(5);

          (ii) executed discharges and financing change statements, designated as discharges, prepared by AMSC and delivered to TMI for execution in respect of all filings and registrations made with respect to the TMI Purchase Money Security Interest; and

          (iii) a termination of the Security Agreement and a release of AMSC from all of its obligations thereunder.

     Upon completion of these deliveries, this Agreement and all rights and obligations of the parties hereunder shall terminate except for those rights and obligations under Sections 4.4(2), 5.2(1), 5.4, 6.3, 7.4, 7.7, 7.8(5), 7.9,
7.10, 8.5, 8.7, 8.14 and 8.18.

(4) Upon or from time to time after any relocation of the AMSC Satellite or the delivery of a replacement satellite owned or operated by AMSC, AMSC Parent Corp. or any other Person controlled directly or indirectly by AMSC Parent Corp. which provides L-Band satellite service to all or part of North America, TMI may elect to purchase restoral capacity from AMSC in accordance with the provisions of
Schedule 4.4(3). Any and all amounts owing by TMI to AMSC in respect of such capacity will be set off by AMSC against the portion of the Satellite Failure Payment consisting of the Minimum Satellite Purchase Price then outstanding to TMI (as such amount may be reduced from time to time pursuant to this Section 7.9(4) and Section 7.9(5)).

(5) At any time and from time to time  following  the  closing  pursuant to this
Section 7.9 that:

(a) AMSC receives any payments under the AMSC Satellite Contract (or any renewal, extension, substitution or replacement thereof), then AMSC shall pay, and there shall become immediately due and payable, to TMI an amount equal to twelve thirty-eighths (12/38ths) of such payment;

(b) AMSC receives proceeds upon any sale or other disposition of the AMSC Satellite then AMSC shall pay, and there shall become immediately due and payable, to TMI an amount equal to one-half (1/2) of such proceeds;

in each case, up to the aggregate amount equal to the portion of the Satellite Failure Payment consisting of the Minimum Satellite Purchase Price then outstanding to TMI (as such amount may be reduced from time to time pursuant to Section 7.9(4) and this Section 7.9(5)).

     Section 7.10. General Rights and Remedies. Subject to the limitation of liability in Section 7.7 and the exclusion of liability in Section 6.3, in the event any representation or warranty of any party contained in this Agreement shall prove to have been incorrect in any material respect when made or deemed to have been made or if any party fails to perform, observe or comply with any of its covenants or agreements contained in this Agreement, the other party will be entitled to whatever rights or remedies are available at law or in equity.


                                    ARTICLE 8
                                  MISCELLANEOUS

     Section 8.1. Notices. All notices, requests and other communications to either party shall be in writing (including telecopy or similar writing) and shall be given as follows:

if to TMI, to:

TMI Communications and Company,         with a copy to: TMI Communications Inc.
Limited Partnership                                     c/o BCE Inc.
c/o TMI Communications Inc.                             1000 de La Gauchetiere
P.O. Box 9826                                           Street West
1601 Telesat Court                                      Suite 3800
Ottawa, Ontario, Canada K1G 5M2                         Montreal, Quebec, Canada
Fax: (613) 742-4124                                     H3B 4Y7
                                                        Fax:  (514) 397-7057

Attention:       President              Attention:      Senior Vice-President,
with a copy to:  Vice President, Law;                     Law and Corporate
                                                          Secretary
                                        and with a copy to:     General Counsel







if to AMSC, to:

AMSC Subsidiary Corporation            with a copy to: American Mobile Satellite
10802 Parkridge Blvd.                                  Corporation
Reston, VA 20191-5416                                  10802 Parkridge Blvd.
Fax: (703) 758-6134                                    Reston, VA 20191-5416
                                                       Fax: (703) 758-6106
Attention:  General Counsel
with a copy to: Director of Accounting;    Attention:  Chief Executive Officer;
                and



or to such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other party given in accordance with this Section 8.01. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     Section 8.2. Amendments; No Waivers. (1) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of TMI and AMSC, or in the case of a waiver, by TMI if the waiver is to be effective against TMI or by AMSC if the waiver is to be effective against AMSC.

     (2) Except as expressly set forth herein, no failure or delay by TMI or AMSC in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     Section 8.3.  Expenses.  All costs and expenses incurred in connection with
(a) the negotiation, execution and performance of this Agreement or (b) the transactions contemplated hereby, shall be paid by the party incurring such costs and expenses, except as otherwise expressly set forth in (i) this Agreement or (ii) any other agreement executed and delivered by the parties prior to, on or after the date of this Agreement relating to the allocation or sharing of any such costs and expenses.

     Section 8.4. Successors and Assigns. (1) The provisions of this Agreement shall be binding upon and inure to the benefit of TMI and AMSC. This Agreement is for the sole benefit of TMI and AMSC and, except as otherwise contemplated herein, nothing herein expressed or implied shall give or be construed to give any Person, other than TMI and AMSC, any legal or equitable rights hereunder.

     (2) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement or sell, transfer or otherwise dispose of all or any part of its Interest in the Shared Satellite, except as expressly provided in Section 8.4(3) or with the prior written consent of the other party hereto which shall not be unreasonably withheld; provided that:

     (a) AMSC hereby acknowledges and consents to the grant by TMI to BCE Inc. of a security interest in all of TMI's rights under this Agreement and under the Security Agreement as security for the obligations from time to time owing by TMI to BCE Inc., and AMSC hereby agrees that BCE Inc. may enforce all rights of TMI hereunder and under the Security Agreement upon the security interest granted by TMI in favour of BCE Inc. becoming enforceable; and

     (b) subject to receipt by TMI of the agreements described in Section 2.5(g), TMI hereby agrees to consent to the grant of a security interest by AMSC of all of AMSC's rights under this Agreement to Bank of America National Trust and Savings Association, as common collateral agent (the "AMSC Collateral Agent") for Morgan Guaranty Trust Company of New York and Toronto Dominion (Texas) Inc. and the other lenders and guarantors (collectively, the "AMSC
Secured Lenders") from time to time under the U.S.$150 million five-year multi-draw term loan facility agreement with AMSC dated June 28, 1996 and the U.S.$75 million five-year revolving credit facility agreement with AMSC dated June 28, 1996, as security for the obligations of AMSC from time to time owing to the AMSC Secured Lenders under such agreements and, subject to receipt of the agreements described in Section 2.5(g), TMI will agree that the AMSC Collateral Agent may enforce all rights of AMSC hereunder upon the security interest granted by AMSC in favour of the AMSC Collateral Agent becoming enforceable.

     (3) Either party may, without the consent of the other Party, assign its rights and obligations hereunder and sell any or all of its Interest in the Shared Satellite to any Permitted Transferee provided that (i) the non-assigning Party is given 30 days' prior written notice of the proposed assignment; (ii) the proposed assignee executes and delivers an assumption agreement pursuant to which the transferee assumes the obligations of the assigning party hereunder in form and substance satisfactory to the other party acting reasonably; and (iii) in the case of an assignment by AMSC, the proposed assignee executes and delivers a security agreement in favour of TMI in the form of the Security Agreement and pursuant to which TMI shall (x) continue to have a perfected security interest in the Collateral in each such jurisdiction where the nature of such collateral or the nature of the business of the proposed assignee makes such perfection necessary to preserve the rights of TMI under the Security Agreement and under the security agreement with the assignee and (y) have the same rights and be subject to the same obligations with creditors of the proposed assignee as TMI has pursuant to the Security Agreement with AMSC and any intercreditor agreements entered into pursuant thereto. Notwithstanding any such assignment of this Agreement or of a party's rights and obligations hereunder to any Permitted Transferee, the assigning party shall remain liable hereunder to the other party to the same extent as if such assignment had not occurred in the event that and to the extent that the assignee fails to fully perform the assignor's obligations hereunder, and in the case of an assignment by AMSC, AMSC Parent Corp. shall remain liable hereunder as guarantor to the same extent as if the assignment had not occurred.

     Section 8.5. Interest on Amounts and Set Off. (1) Any amount owing hereunder which is not paid when due (whether by acceleration or otherwise) shall bear interest (both before and after judgment) from the date on which such amount is due until such amount is paid in full at a rate per annum equal to the U.S. Base Rate in effect from time to time plus 2% calculated daily and payable on demand.

     (2) All computations of interest shall be made by taking into account the actual number of days occurring in the period for which such interest is payable and on the basis of a year of 365 or 366 days, as the case may be.

     (3) Except as otherwise provided under Section 7.9, all payments made by AMSC hereunder will be made without set off, counterclaim or other defense.

     Section 8.6. Governing Law. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the Province of Ontario, without giving effect to the principles of conflicts of laws thereof, and the federal laws of Canada applicable therein.

     Section 8.7. Dispute Resolution; Arbitration. (1) Any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement including any alleged breach of any provision of, any contested termination of, or any contested validity of, this Agreement (in each case, a "Dispute"), shall be referred by the party asserting such Dispute by written notice delivered to the Chief Executive Officer of each of TMI and AMSC, who shall attempt, in good faith, to resolve the Dispute within 30 days after written notice of such Dispute is given to them. Such written notice shall contain a statement setting forth the nature of the Dispute. At the request of either TMI or AMSC, the Chief Executive Officers shall meet at the same location to discuss such Dispute in good faith. If the Chief Executive Officers are unable to reach agreement to resolve the Dispute within the 30-day period after written notice of such Dispute is given to them, the Dispute may be submitted by either party to arbitration in accordance with Sections 8.7(2) to (7) inclusive.

     (2) Any Dispute which cannot be resolved pursuant to Section 8.7(1) may be submitted by either party (the "Claimant") for final and exclusive settlement by arbitration administered by the American Arbitration Association ("AAA") under the AAA's Commercial Arbitration Rules (the "AAA Rules") and pursuant to the Expedited Procedures of the AAA Rules (regardless of the amount of the claim or counterclaim which is the subject of the Dispute) other than Section 54 of such Expedited Procedures (relating to the appointment and qualification of arbitrators), and any such arbitration shall be conducted in the English language.

     (3) An arbitration shall be initiated by (i) the giving of written notice by the Claimant to the other party (the "Respondent"), within the 30-day period immediately following the conclusion of the 30-day period referred to in Section 8.7(1), of its demand to arbitrate (an " Arbitration Demand"), which Arbitration Demand shall contain a statement specifying (in reasonable detail) the nature of the Dispute, the dollar amount involved (if any), and the remedy sought, and
(ii) the filing of three copies of such Arbitration Demand and three copies of this Section 8.7, together with the appropriate filing fee as provided in the AAA Rules, at any regional office of the AAA. The Respondent shall select the place of the arbitration, which shall be either (at the Respondent's sole election) Toronto (Province of Ontario) Canada, or New York City (New York State) United States of America, and the Respondent shall, within 5 days after its receipt of the Arbitration Demand, deliver written notice of its selection of the place of the arbitration to the Claimant, with a copy to the AAA.

     (4) The parties shall, within 7 days after receipt by the Respondent of the Arbitration Demand, attempt to agree upon one arbitrator who shall constitute the arbitration panel and shall conduct the arbitration. If the parties agree on a single arbitrator, they shall give written notice of such appointment, with the name and address of the arbitrator, to the AAA. If the parties are unable to agree on a single arbitrator within such time period (including for the reason that either or both parties desire a three-member arbitration panel) then each party shall appoint, within the next 3 days, one arbitrator (each, a "party-appointed arbitrator", as such term is used in the AAA Rules) and shall give written notice of such appointment, with the name and address of the party-appointed arbitrator, to the other party, with a copy to the AAA. Such two party- appointed arbitrators shall, within the next 5 days, appoint a third "neutral" arbitrator (as such term is used in the AAA Rules), who shall act as chairman of the arbitration panel. Such three arbitrators shall constitute the arbitration panel and shall conduct the arbitration, and all decisions of such three-member panel shall be taken by a majority of the arbitrators.

     (5) All filing fees payable to the AAA, including any filing fee in respect of any counterclaim asserted by the Respondent, and all expenses of the arbitrator(s) constituting the arbitration panel, shall be shared equally by the Claimant and Respondent.

     (6) Any arbitral award shall be in writing and shall be final and binding on the parties. The award may include (to the extent not inconsistent with the provisions of Section 8.7(5)), an award of costs, including reasonable attorneys' fees and disbursements, but may not include an award of punitive damages. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets including (i) with respect to TMI, any court located in the Province of Ontario or Quebec (Canada) and (ii) with respect to AMSC, any court located in the State of New York, Virginia or Delaware (United States).

     (7) This Section 8.7 shall be construed and interpreted in accordance with and governed by the laws of the Province of Ontario, without giving effect to the principles of conflicts of laws thereof, and the federal laws of Canada applicable therein.

     Section 8.8. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by the other party.

     Section 8.9. Severability. If any provision of this Agreement or the application to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     Section 8.10. Cooperation and Further Assurances. The parties hereto will cooperate with each other, and will execute and deliver such further instruments and do such further acts and things, as may be required to expeditiously carry out the intent and purposes of this Agreement.

     Section 8.11. Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto and all agreements and documents to be delivered by either or both the parties pursuant hereto, constitutes the entire agreement among the parties hereto with respect to the transactions contemplated under this Agreement or otherwise in respect of the Shared Satellite, and supersedes all other prior discussions, negotiations, agreements or undertakings with respect thereto, both written and oral. The parties acknowledge and agree that no representations, warranties, instruments, promises, understandings or conditions have been made or relied upon by the parties or any of their Affiliates in connection with the transactions contemplated by this Agreement except as expressly set forth herein or in such other agreements or documents referred to in this Section.

     Section 8.12. Structure. The parties acknowledge that they intend to hold their Interests directly; provided that the parties agree to explore mutually beneficial alternative structures for holding their respective Interests. If an alternative structure, acceptable to each party in its sole discretion, is not agreed to by both parties, the parties agree that they shall hold their respective Interests directly.

     Section 8.13. No Fiduciary Duties; Other Business Opportunities. (1) None of TMI, AMSC and their respective Affiliates shall have any duties, commitments, obligations or covenants, expressed or implied, in respect of the transactions contemplated hereunder other than those expressly set forth in (i) this Agreement (including the Schedules and Exhibits hereto), or (ii) the other agreements referred to in Section 8.11. Except as set forth herein, to the fullest extent permitted by applicable law, neither party shall have any fiduciary or similar duty, or any liability relating thereto, to the other party (or any Affiliate of such other party) in connection with the transactions contemplated under this Agreement or otherwise in respect of the Shared Satellite, and each of TMI and AMSC and their respective Affiliates hereby waives any claim for breach of fiduciary duty against the other party or any Affiliate of the other party in connection with the transactions contemplated by this Agreement.

     (2) Without limiting Section 8.13(1) above, to the fullest extent permitted by applicable law, the doctrine of corporate opportunity, or other analogous doctrine, shall not apply with respect to the transactions contemplated under this Agreement or otherwise in respect of the Shared Satellite. In particular,
(i) nothing herein shall limit either party hereto from engaging in business activities outside the transactions envisaged by this Agreement, whether or not in competition with the operating activities of the other party, and (ii) neither party shall have any obligation to the other with respect to any opportunity to acquire property or make investments outside the transactions contemplated hereunder at any time.

     (3) Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, franchise or joint venture relationship between the parties. Except as otherwise expressly provided elsewhere herein, all revenues, assets, liabilities, personnel, operations and other aspects of the respective businesses of TMI and AMSC will remain separate and neither party shall have any right to any revenues or assets of the other or any obligation in respect of the liabilities or obligations of the other.

     Section 8.14.  Indemnification.  Subject to the  limitation of liability in
Section 7.7 and the exclusion of liability in Section 6.3, each of the parties hereto (an "Indemnitor") hereby indemnifies the other party, its partners or shareholders, the respective Affiliates of such other party and of the respective partners or shareholders of such other party and the respective officers, directors, employees and agents of each of the foregoing Persons (each, an "Indemnitee") against, and agrees to hold each of them harmless from, any and all losses, liabilities, damages, claims and expenses (including reasonable expenses of investigation and reasonable attorneys' fees in connection with any arbitration or other proceeding) ("Damages"), incurred by any Indemnitee to the extent such Damages: (i) arise out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Indemnitor pursuant to this Agreement; or (ii) arise out of or relate to a claim asserted against any Indemnitee which claim relates solely to the assets, liabilities, operations or business of the Indemnitor, whether previously owned, incurred or conducted or whether acquired, incurred or conducted after the date hereof; or (iii) to the extent not covered by insurance, arise out of or relate to the gross negligent use or operation of the Shared Satellite by the Indemnitor; or (iv) in the case of the indemnity given hereunder by AMSC only, arise out of or relate to any RF interference with or other disruption of communications or other interference between the Shared Satellite and the GE Spacecraft.

     Section 8.15. Export Control Compliance. The obligations hereunder of TMI and AMSC to furnish technical information to the other are subject to any restrictions and limitations that may be imposed by any agency or department of the federal government of the United States or Canada, respectively.

     Section 8.16. Regulatory Compliance. Notwithstanding any other provision of this Agreement to the contrary, each of TMI and AMSC acknowledges and agrees that it shall not, without first obtaining all required prior governmental authorizations, take any action that constitutes or results in an assignment or transfer of control of any material governmental authorization held by it which is necessary to the operation of the Shared Satellite.

     Section 8.17. Bulk Sales Act (Ontario). _)Although neither TMI nor AMSC accept that the Bulk Sales Act (Ontario) is applicable to the transfer, as contemplated herein, by TMI to AMSC of a 50% undivided interest in the Shared
Satellite: (i) AMSC hereby waives compliance by TMI with the Bulk Sales Act (Ontario) to the extent (if any) applicable to such transaction, and (ii) subject to the exclusion of liability in Section 6.3, TMI hereby indemnifies

AMSC, its Affiliates and their respective officers, directors, employees, partners and agents against, and agrees to hold each of them harmless from, any and all losses, liabilities, claims, expenses and damages (including reasonable expenses of investigation and reasonable attorneys' fees in connection with any proceeding) incurred by any such indemnified Person arising from the applicability (if any) of the Bulk Sales Act (Ontario) and any failure by TMI to comply with such legislation.

     Section 8.18. AMSC Parent Corp. Joint and Several Liability. AMSC Parent Corp. hereby agrees that it is jointly and severally liable with AMSC (and any Permitted Transferee of AMSC) in respect of the performance of all obligations, monetary or otherwise, of AMSC (and any Permitted Transferee of AMSC) contained in this Agreement or in any of the other agreements referred to in Section 8.11 (as this Agreement may be amended, modified or otherwise changed and as any provision of this Agreement may be waived in accordance with Section 8.2, or as any such other agreement may be amended, modified or otherwise changed and as any provision of any such other agreement may be waived in accordance with the terms of such subject other agreement). AMSC Parent Corp. hereby acknowledges and agrees that any amendment, modification or other change to this Agreement (including any Schedule or Exhibit hereto) or to any of the other agreements referred to in Sections 8.11, and any waiver of any provision of this Agreement or of any such other agreement, which is consented to or granted by AMSC (or any Permitted Transferee thereof) shall not require notice to or the consent of AMSC Parent Corp., shall nonetheless be effective against AMSC Parent Corp. and shall not affect the validity or enforceability of the undertaking by AMSC Parent Corp. contained in this

Section  8.18.  The  undertaking  of AMSC Parent  Corp.  contained  in this
Section 8.18 shall be in addition to and not in substitution for the rights and remedies of TMI pursuant to this Agreement or the Security Agreement or elsewhere.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the day and year first above written.

                             TMI COMMUNICATIONS AND COMPANY, LIMITED PARTNERSHIP

                             By:       TMI COMMUNICATIONS INC.,
                                       its General Partner

                             By:       /s/LARRY J. BOISVERT
                             Name:     Larry J. Boisvert
                             Title:    President and Chief Operating Officer


                             By:       /s/TED IGNACY
                             Name:     Ted Ignacy
                             Title:    Chief Financial Officer


                             AMSC SUBSIDIARY CORPORATION

                             By:       /s/GARY M. PARSONS
                             Name:     Gary M. Parsons
                             Title:    Chief Executive Officer and President


                             Solely for purposes of Section 8.18:

                             AMERICAN MOBILE SATELLITE
                             CORPORATION

                             By:       /s/GARY M. PARSONS
                             Name:     Gary M. Parsons
                             Title:    Chief Executive Officer and President

                              PERMITTED TRANSFEREES


A.       The "Permitted Transferees" of TMI are:

          1. Telesat Canada or any direct or indirect wholly owned subsidiary or Affiliate of Telesat Canada for so long as such subsidiary is so owned or such Person remains an Affiliate.

         2. BCE Inc. or any direct or indirect wholly owned subsidiary or Affiliate of BCE Inc. for so long as such subsidiary is so owned or such Person remains an Affiliate.

         3. Any Person that succeeds to the business carried on by TMI and that is a direct or indirect wholly owned subsidiary or Affiliate of BCE Inc. for so long as such subsidiary is so owned or such Person remains an Affiliate.

         4. Any Person(s) which (i) is a lender to TMI (or any of its subsidiaries) or a guarantor of any obligations of TMI (or any of its subsidiaries); and (ii) holds a Lien on or in respect of all or any part of TMI's Interest, or all or any part of the other assets and properties of, and/or partnership interests in, TMI .


B.       The "Permitted Transferees" of AMSC are:

         1. Any direct or indirect wholly owned subsidiary or Affiliate of AMSC for so long as such subsidiary is so owned or such Person remains an Affiliate.

         2. AMSC Parent Corp. or any direct or indirect wholly owned subsidiary or Affiliate of AMSC Parent Corp. for so long as such subsidiary is so owned or such Person remains an Affiliate.

         3. Any Person that succeeds to the business carried on by AMSC and that is a direct or indirect wholly owned subsidiary or Affiliate of AMSC Parent Corp. for so long as such subsidiary is so owned or such Person remains an Affiliate.

         4. Any Person(s) which (i) is a lender to AMSC (or any of its subsidiaries) or a guarantor of any obligations of AMSC (or any of its subsidiaries); and (ii) holds a Lien on or in respect of all or any part of AMSC's Interest, or all or any part of the other assets and properties of, and/or capital stock of, AMSC.

                                                                 SCHEDULE 3.2(1)
                        TECHNICAL AND OPERATING MATTERS


I.       Technical and Operating Matters

(a)      Traffic Planning

Traffic planning issues that could potentially affect the operation and the use of either party's 50% power within the Shared Satellite. The process is not intended to limit the flexibility of either party but is intended to ensure that the operations of TMI and AMSC within the Shared Satellite are harmonized.

(b)      Access Engineering

To ensure integrity and safe operation of the Shared Satellite (safe access to the Shared Satellite), Existing Access Agreement Documents developed by each of TMI and AMSC to control its existing or future independent uplinks will be harmonized and used for this purpose.

Each party agrees that it will mute RF transmissions to the Shared Satellite from its Communications Ground Segment (either the operational or test facility) under any one of the following conditions:

         (i)      addition of new beams to the system; or

         (ii)     increase in beam group power limits.


(c)      Interference Troubleshooting

Intra and inter-system interference caused by the operation of the other party=s independent communications ground system, other uplinks, or other satellite systems will be jointly resolved.

(d)      Satellite Reconfiguration

Hardware reconfigurations mandated by traffic considerations (either prompted by new frequency coordination agreements or interference events). Also, hardware reconfigurations mandated by in-orbit failure not specifically covered by the Telesat Procedures.

(e)      Satellite Health Considerations

Decisions mandated by observed in-orbit events not covered by On-Station Operation Procedures (either on the Shared Satellite or other operating HS 601s) which could affect communications payload operation, satellite stability and/or pointing, expected fuel life or hardware redundancy considerations.

(f)      Determination of Power Capacity and Usage

Any changes to the power capacity determination, or to the operational procedures to manage usage to be defined by the Services Operating Committee, as provided in Schedule 4.01(a).

II.      Principles for Managing and Directing Technical and Operating Matters

In managing and directing Technical and Operating Matters, the Services Operating Committee shall have regard to all of the following principles, in the following order of priority:

(a)     Satellite health shall be safeguarded.

(b)     Regulatory approvals and privileges shall be maintained and facilitated.

(c)     Adverse impacts upon the customers of either party shall be minimized.

(d)     The usage of the Shared Satellite shall be maximized.

(e) Issues brought before the Services Operating Committee shall be resolved as quickly as possible.

                                                                SCHEDULE 3.2(2)



                                                TELESAT PROCEDURES


Attached hereto is the table of contents of the documents constituting the Telesat Procedures, full copies of which have previously been provided to each of TMI and AMSC.

                               MSAT PROCEDURE/ROP

                                TABLE OF CONTENTS

-------------------------------------------------------------------------------


                                                              ROP             ISSUE            REV

TELEMETRY AND COMMAND SUBSYSTEM

9.1.0        Telesat MSAT Command System

9.1.1        Not Assigned

9.1.2        SCP Commanding                                   1.1.2           DRAFT

9.1.3        Not Assigned

9.1.4        Command File Commanding                                          DRAFT

9.1.5        MSAT Decrypt Mode Change                         1.1.4           DRAFT

             Section 4.1. -    Switch CDU 1 from Bypass Mode to Secure Mode
             Section 4.2  -    Switch CDU 2 from Bypass Mode to Secure Mode
             Section 4.3  -    Switch CDU 1 from Secure Mode to Bypass Mode
             Section 4.4  -    Switch CDU 2 from Secure Mode to Bypass Mode

9.1.6        MSAT CDU VCC Change                              1.1.5           DRAFT

             Section 4.1  -    Setting VCC for CDU 1
             Section 4.2  -    Setting VCC for CDU 2

9.1.7        CDU Key Change                                   1.1.6           DRAFT

             Section 4.1  -    Setting CDU 1 Key Address
             Section 4.2  -    Setting CDU 2 Key Address

9.1.8        Command System - CDU Timer Reset                 1.1.7           DRAFT

9.1.9        COMSEC Reset                                     2.1.3           DRAFT

             Section 4.1  -    CDU 1 COMSEC Reset
             Section 4.2  -    CDU 2 COMSEC Reset

9.1.10       CDU Control - Key Management

9.1.11       Not Assigned

9.1.12       MSAT Edmonton Command Test

9.1.13       Omni T&C Emergency Switching                     2.1.2           DRAFT

             Section 4.1  -    Emergency Switch from Dish to Omni Command and Telemetry
             Section 4.2  -    Response to SCP Fault Protection Test S3 Activation

9.1.14       Omni T&C Planned Switching                       2.1.2           DRAFT

             Section 4.1  -    Planned Switch from Dish to Omni Command
             Section 4.2  -    Planned Switch from Omni to Dish Command
             Section 4.3  -    Planned Switch from Dish to Omni Telemetry
             Section 4.4   -    Planned Switch from Omni to Dish Telemetry


TELEMETRY SUBSYSTEM PROCEDURES

9.1.15       PCM - Telesat System General

9.1.16       Not Assigned

9.1.17       Telemetry Encoder Unit (TEU) Functions           1.2.2               1                 0

             Section 4.1  -    Dwell Channel Setup
             Section 4.2  -    PCM Mode Change to Dwell
             Section 4.3  -    PCM Normal Mode Selection
             Section 4.4  -    TEU Format Selection
             Section 4.5  -    TEU Data Rate Selection

9.1.18       Not Assigned
9.1.19       Not Assigned

9.1.20       MRO Telemetry Data - Normal                      1.2.5               1                 0

9.1.21       MRO Telemetry Data - Dwell                       1.2.6           DRAFT

9.1.22       TEU Switching                                    1.2.7               1                 0

9.1.23       PCM Dwell Data Collection

9.1.24       Not Assigned
9.1.25       Not Assigned
9.1.26       Not Assigned

9.1.27       ULPC Control                                                         1                 1

9.1.28       Not Assigned
9.1.29       Not Assigned

POWER SUBSYSTEM PROCEDURES

9.1.30       Not Assigned
9.1.31       Not Assigned

9.1.32       SCP Controlled Battery Management                1.5.1           DRAFT

9.1.33       Ground Controlled Battery Management             2.5.2

9.1.34       Battery Pressure Limit Calibration               1.5.2           DRAFT

             Section 4.1  -    Manual Pressure Bias Recalibration
             Section 4.2  -    Manual SCP Pressure Correction Factor Upload
             Section 4.3  -    MPM Pressure Bias Recalibration
             Section 4.4  -    MPM SCP Pressure Correction Factor Upload

9.1.35       Not Assigned

9.1.36       Eclipse Operations Activities                    1.5.0               1                 0
                                                              1.5.1
                                                              1.5.3
             Section 4.1  -    Eclipse Monitoring Setup - First Eclipse Minus 7 Days
             Section 4.2  -    Eclipse Monitoring Setup - First Eclipse Minus 1 Day
             Section 4.3  -    Eclipse Activities
             Section 4.4  -    Post-Eclipse Activities - End of Eclipse Minus 1 Day
             Section 4.5  -    Modifying the Thermal Shock Eclipse Sequencing Parameters
             Section 4.6  -    Modifying the Thermal Shock Feedforward Parameters

9.1.37       Solstice Operations

9.1.38       Not Assigned
9.1.39       Not Assigned
9.1.40       Not Assigned
9.1.41       Not Assigned
9.1.42       Not Assigned
9.1.43       Not Assigned
9.1.44       Not Assigned
9.1.45       Not Assigned
9.1.46       Not Assigned
9.1.47       Not Assigned

9.1.48       Solar Array Performance Measurement              1.8.1           DRAFT

9.1.49       Not Assigned

PROPULSION SUBSYSTEM PROCEDURES

9.1.50       Not Assigned

9.1.51       Propellant Remaining Measurement and Residual
             Propellant Management

9.1.52       Not Assigned
9.1.53       Not Assigned
9.1.54       Not Assigned

9.1.55       Latch Valve Control                              1.4.3               1                 0

             Section 4.1  -    Uploading Latch Valve Selections for Mode Programs/Sequences
             Section 4.2  -    Reprogramming Mode Program/Sequence Latch Valve Closure Commands
             Section 4.3  -    Enable or Disable Latch Valve Checking
             Section 4.4  -    Resetting Latch Valve Check Test Status Telemetry
             Section 4.5  -    Closing all Latch Valves

9.1.56       Pressure Transducer Management                   1.4.4               1                 0

9.1.57       Not Assigned
9.1.58       Not Assigned
9.1.59       Not Assigned

ATTITUDE CONTROL SUBSYSTEM PROCEDURES

9.1.60       Not Assigned
9.1.61       Not Assigned
9.1.62       Not Assigned
9.1.63       Not Assigned

9.1.64       Switch SCP 1 to SCP 2 in Normal Mode             2.7.2               1                 0

9.1.65       Switch SCP 2 to SCP 1 in Normal Mode             2.7.2               1                 0

9.1.66       Not Assigned

9.1.67       OTS and ACCL Table Upload                        2.4.2               1                 0

9.1.68       Optimized Parameter Upload                       2.7.4               1                 0

9.1.69       SCP Parameter Upload and Verification            2.7.14          DRAFT

9.1.70       SCP Clock Control                                1.7.1               1                 0

             Section 4.1  -    Pre-Clock Set Activities
             Section 4.2  -    Clock Set Activities
             Section 4.3  -    Post-Clock Set Activities

9.1.71       RAM Patch Upload and Verification                2.7.13              1                 0

             Section 4.1  -    RAM Patch Upload
             Section 4.2  -    Magnetic Torquer (MTO) RAM Patch
             Section 4.3  -    ESA RAM Patch Setup
             Section 4.4  -    Payload (PSF) RAM Patch
             Section 4.5  -    Command (CMD) RAM Patch
             Section 4.6  -    Earth Acquisition (EAC) RAM Patch

9.1.72       Not Assigned
9.1.73       Not Assigned
9.1.74       Not Assigned
9.1.75       Not Assigned

9.1.76       Magnetic Torquer Operations                      1.7.3               1                 2

             Section 4.1  -    Initial Setup
             Section 4.2  -    Preparing to Enable the Magnetic Torquer Algorithm
             Subsection 4.2.1  - Restart
             Subsection 4.2.2  - Restart with Reprogramming
             Subsection 4.2.3  - Initialization
             Section 4.3  -    Enabling Magnetic Torquer Algorithm
             Section 4.4  -    Monitoring Autonomous Commanding
             Section 4.5  -    MWP Angle Offsets
             Section 4.6  -    Magnetic Torque Estimate Improvement
             Section 4.7  -    Individual Parameter Reprogramming
             Section 4.8  -    Disabling Magnetic Torquer Algorithm

9.1.77       Not Assigned
9.1.78       Not Assigned

9.1.79       ASWA Control                                     1.7.8               1                 1

             Section 4.1  -    Initial Torque measurements
             Section 4.2 -  Calculation  of Solar Wing Drive (SWD)  Offset Angle
             Section 4.3 - Short-Term ASWA Stepping
             Section 4.4 - Nominal Torque Measurements
             Section 4.5 - Correction Angle Calculation
             Section 4.6 - ASWA Correction Angle Commanding
             Subsection 4.6.1 - Decrease the Yoke  Deployment Angle
             Subsection  4.6.2  -  Increase  the  Yoke Deployment Angle
             Section 4.7 -ASWA Failure Diagnostic

9.1.80       Not Assigned

9.1.81       IRU Management                                   2.7.11              1                 0

             Section 4.1  -    Change Gyro Range
             Section 4.2  -    Update Gyro Biases
             Section 4.3  -    Change Gyro Set Selection
             Section 4.4  -    Power On/Off Gyro Heaters
             Section 4.5  -    Periodic Power Up and Calibration of Gyros
             Section 4.6  -    Power Down Gyros
             Section 4.7  -    Power Up Gyros

9.1.82       OTS Stationkeeping                               1.4.1               2                 1

             Section 4.1  -    Performing and Monitoring a Stationkeeping Maneuver
             Section 4.2  -    Aborting a Stationkeeping Maneuver

9.1.83       Not Assigned

9.1.84       Body-to-Sun Angle Gain Reprogramming             1.7.10

9.1.85       Not Assigned

9.1.86       Roll/Yaw Momentum Adjust                         2.4.5           DRAFT

9.1.87       Manual Momentum Dump Maneuver                    2.4.3

9.1.88       Not Assigned

9.1.89       Pitch Momentum Adjust                            2.4.4               1                  0

9.1.90       ESA Switch in Normal Mode                        2.7.15              1                  0

9.1.91       Not Assigned

9.1.92       ESA Bias Maintenance                             1.7.5           DRAFT

             Section 4.1  - ESA Biasing to Point Spacecraft
             Section 4.2  - ESA Biasing for Long-Term Earth Pointing

9.1.93       ESA Calibration Coefficients Upload              2.7.16              1                 0

9.1.94       STESA Sun/Moon Discrimination Operations         1.7.6               1                 0

9.1.95       Not Assigned

9.1.96       SCP Fault Protection Management                  2.7.4           DRAFT

             Section 4.1  -    Hardware Toggle Enable/Disable
             Section 4.2  -    Software Toggle Enable/Disable
             Section 4.3  -    VLSI and PWDT Response Enable/Disable
             Section 4.4  -    Test Latch/Audit Trail Reset
             Section 4.5  -    Response Flag Reset
             Section 4.6  -    Stored Command Processing Disable Allow/Disallow
             Section 4.7  -    Test Enable/Disable
             Section 4.8  -    Response Enable/Disable
             Section 4.9  -    Fault Protection San Enable/Disable
             Section 4.10 -    Unit Availability Table Maintenance
             Section 4.11 -    Fault Protection Parameter Maintenance
             Section 4.12 -    Fault Protection Initialization

9.1.97       Solar Wing Drive Management                      2.7.9

9.1.98       RPM Management                                   1.7.7               1                 0

             Section 4.1  -    RPM Switch to Ground Stepping Mode
             Section 4.2  -    Manual RPM Stepping
             Section 4.3  -    RPM Step Deadband Parameter Upload
             Section 4.4  -    RPM Step Inhibit Time Parameter Upload

9.1.99       SCP Memory Latch Control                         1.7.2                1                0

THERMAL SUBSYSTEM PROCEDURES

9.1.100      Not Assigned

9.1.101      Communications Heater Control                                    1.6.1            DRAFT

             Section 4.1  -    Maintenance Communications Heaters Disable
             Section 4.2  -    Maintenance Communications Heaters Enable
             Section 4.3  -    Replacement Communications Heaters Disable
             Section 4.4  -    Replacement Communications Heaters Enable

9.1.102      Not Assigned
9.1.103      Not Assigned

CONFIGURATION TABLES

9.1.104      Not Assigned
9.1.105      Not Assigned
9.1.106      Not Assigned
9.1.107      Not Assigned
9.1.108      Not Assigned
9.1.109      Not Assigned


PAYLOAD PROCEDURES

9.1.110      Payload Operations - General

9.1.111      MSAT Local Oscillators Initial Turn-On
             Configuration                                                        1                 0

9.1.112      Reference Local Oscillator Frequency Adjust                          1                 0

9.1.113      SSPA T-Switch Initial Configuration                                  1                 0

             Section 4.1  -    North SSPA T-Switches Initial Configuration
             Section 4.2  -    South SSPA T-Switches Initial Configuration

9.1.114      SSPA Initial Turn-On                                                 1                 0

9.1.115      L-Band Upconverter Initial Configuration                             1                 0

9.1.116      L-Band Upconverter Sub-Band Filter and                               1                 0
             Attenuator Control

9.1.117      Ku-Band Receiver Initial Configuration                               1                 0

9.1.118      Not Assigned
9.1.119      Not Assigned

9.1.120      Ku-Ku Attenuator Control                                             1                 0

9.1.121      Solstice/Equinox Payload Attenuation

9.1.122      Not Assigned
9.1.123      Not Assigned

9.1.124      LTWTA Initial Configuration                                          1                 0

9.1.125      Ku-Band Upconverter Initial Configuration                            1                 0

9.1.126      L-Band Receiver Initial Configuration                                1                 0

9.1.127      L-Band Receiver Sub-Band Filter and
             Gain Control                                                         1                 0

9.1.128      LTWTA Manual Gain Control                                            1                 0

9.1.129      Not Assigned
9.1.130      Not Assigned

NON-NOMINAL OPERATIONS and TMI INTERFACE PROCEDURES

9.2.1        AMSC Traffic Restoral                                                1                 0
9.2.2        Not Assigned
9.2.3        Not Assigned
9.2.4        Not Assigned
9.2.5        Not Assigned
9.2.6        Not Assigned
9.2.7        Not Assigned
9.2.8        Not Assigned
9.2.9        Not Assigned
9.2.10       Not Assigned
9.2.11       Not Assigned
9.2.12       Not Assigned
9.2.13       Not Assigned
9.2.14       Not Assigned
9.2.15       Not Assigned
9.2.16       Not Assigned
9.2.17       Not Assigned
9.2.18       Not Assigned
9.2.19       Not Assigned

9.2.20       TMI/Telesat Communications Protocol                                  1                 1

EMERGENCY OPERATIONS - GENERAL PROCEDURES

9.3.0        Satellite Emergency Team                                             1                 2

9.3.1        Emergency Recovery Operations - General          2.0.1               1                 0

9.3.2        Not Assigned

9.3.3        Command System Failure - Diagnostic and Recovery 2.1.1               1                 0

9.3.4        Emergency - Manual Command                       2.1.1               1                 0

             Section 4.1  -    Configuration and Commanding
             Seciton 4.2  -    Pulse Command Execution
             Section 4.3  -    Non-SCP Serial Command Execution
             Section 4.4. -    SCP Serial Command Execution

9.3.5        Telemetry System Failure-Diagnostic and Recovery 2.2.1                1                0

9.3.6        Not Assigned
9.3.7        Not Assigned
9.3.8        Not Assigned
9.3.9        Not Assigned

9.3.10       Power Subsystem Failure - General                2.5.1

9.3.11       Bus Short/Bus Undervoltage Transient Recovery

9.3.12       Not Assigned
9.3.13       Not Assigned

9.3.14       Battery Charge Controller Failure

9.3.15       Battery Discharge Controller Failure

9.3.16       Not Assigned

9.3.17       Solar Wing Drive (SWD) Failure                   2.7.10

9.3.18       Solar Wing Drive (SWD) Potentiometer Failure

9.3.19       Not Assigned
9.3.20       Not Assigned
9.3.21       Not Assigned

9.3.22       Not Assigned
9.3.23       Not Assigned
9.3.24       Not Assigned

9.3.25       Attitude Control System Failure - General        2.7.1

9.3.27       MWA Unit Failure

9.3.27       MWP Unit Failure                                 2.7.7

9.3.28       Not Assigned

9.3.29       IRU Unit Failure                                 2.7.12          DRAFT

             Section 4.1  -    Emergency Response to Gyro Failure
             Section 4.2  -    Diagnosis as Operator Errors
             Section 4.3  -    Diagnosis as Spacecraft Gyro Failure

9.3.30       STESA Unit Failure                               2.7.3

9.3.31       Not Assigned
9.3.32       Not Assigned

9.3.33       Magnetic Torquer Failure                         2.7.8

9.3.34       RPM Unit Failure                                 2.7.17

9.3.35       Not Assigned

9.3.36       Attitude Recovery                                2.7.6

9.3.37       Not Assigned

9.3.38       Long-Term Sun Hold Mode                          2.7.5

9.3.39       Not Assigned
9.3.40       Not Assigned
9.3.41       Not Assigned
9.3.42       Not Assigned
9.3.43       Not Assigned

9.3.44       ULPC Failure

9.3.45       Local Oscillators - Failure Recovery                                 1                 1

9.3.46       Payload Overdrive Recovery                       2.7.20E             1                 1

             Section 4.1  -    Payload Overdrive Threshold Aadjustments
             Section 4.2  -    Payload Overdrive Response Reset
             Section 4.3  -    Payload Overdrive Response Recovery

9.3.47       L-Band Upconverter Emergency Turn Off                                1                 0

9.3.48       SSPA Failure Recovery                                                1                 5

             Section 4.1  -    SSPA Failure Recovery Procedure - General
             Section 4.2  -    SSPA 3 Failure Recovery
             Section 4.3  -    SSPA 4 Failure Recovery
             Section 4.4  -    SSPA 7 Failure Recovery
             Section 4.5  -    SSPA 8 Failure Recovery
             Section 4.6  -    SSPA 11 Failure Recovery
             Section 4.7  -    SSPA 12 Failure Recovery
             Section 4.8  -    SSPA 13 Failure Recovery
             Section 4.9  -    SSPA 14 Failure Recovery

9.3.49       L-Band Upconverter Failure Recovery                                  2                 2

             Section 4.1  -    L-Band Upconverter Failure Recover - General
             Section 4.2  -    L-Band Upconverter 1 Total Failure
             Section 4.3  -    L-Band Upconverter 2 Total Failure
             Section 4.4  -    L-Band Upconverter 3 Total Failure
             Section 4.5  -    L-Band Upconverter 4 Total Failure
             Section 4.6  -    L-Band Upconverter 5 Total Failure
             Section 4.7  -    L-Band Upconverter 6 Total Failure
             Section 4.8  -    L-Band Upconverter 1 Partial Failure
             Section 4.9  -    L-Band Upconverter 2 Partial Failure
             Section 4.10 -    L-Band Upconverter 3 Partial Failure
             Section 4.11 -    L-Band Upconverter 4 Partial Failure
             Section 4.12 -    L-Band Upconverter 5 Partial Failure
             Section 4.13 -    L-Band Upconverter 6 Partial Failure

9.3.50       Forward Repeater, Ku-Band Receiver - Failure Recovery                1                 0

9.3.51       Reverse Repeater, LTWTA - Failure Recovery

             Section 4.1  -    Ku-Band LTWTA 1 Failure Recovery
             Section 4.2  -    Ku-Band LTWTA A Failure Recovery

9.3.52       LTWTA Filament Boost                                                 1                 0

             Section 4.1  -    Ku-Band LTWTA 1 Filament Boost
             Section 4.2  -    Ku-Band LTWTA A Filament Boost
             Section 4.3  -    Ku-Band LTWTA B Filament Boost

9.3.53       Ku-Band LTWTA Timer Override                                         1                 0

             Section 4.1  -    Ku-Band LTWTA 1 Timer Override
             Section 4.2  -    Ku-Band LTWTA A Timer Override
             Section 4.3  -    Ku-Band LTWTA B Timer Override

9.3.54       Ku-Band LTWTA Trip-Off Recovery                                      1                 1

             Section 4.1  -    Ku-Band LTWTA 1 Trip-Off Recovery
             Section 4.2  -    Ku-Band LTWTA A Trip-Off Recovery
             Section 4.3  -    Ku-Band LTWTA B Trip-Off Recovery

9.3.55       Ku-Band Upconverter Failure Recovery                                 1                 0

9.3.56       L-Band Receiver - Failure Recovery                                   2                 2

             Section 4.1  -    L-Band Receiver Failure Recovery - General
             Section 4.2  -    L-Band Receiver 1 Total Failure
             Section 4.3  -    L-Band Receiver 2 Total Failure
             Section 4.4  -    L-Band Receiver 3 Total Failure
             Section 4.5  -    L-Band Receiver 4 Total Failure
             Section 4.6  -    L-Band Receiver 5 Total Failure
             Section 4.7  -    L-Band Receiver 6 Total Failure
             Section 4.8  -    L-Band Receiver 1 Partial Failure
             Section 4.9  -    L-Band Receiver 2 Partial Failure
             Section 4.10 -    L-Band Receiver 3 Partial Failure
             Section 4.11 -    L-Band Receiver 4 Partial Failure
             Section 4.12 -    L-Band Receiver 5 Partial Failure
             Section 4.13 -    L-Band Receiver 6 Partial Failure

CONSTRAINTS

9.4.0        Not Assigned



                                                                 SCHEDULE 4.1(2)


             DETERMINATION OF ALLOTTED USAGE OF THE SHARED SATELLITE


I.       Determination of Power Capacity

TMI and AMSC are each entitled to 50% of the available Radio Frequency (RF) power in each of the North Hybrid Matrix Amplifier (HMA) (East and Central Beams) and South HMA (Mountain, West, South, Alaska/Hawaii Beams). For planning purposes, combined operation at 16 dB Noise Power Ratio (NPR) is adopted as the baseline as of the commencement of the satellite sharing, subject to change as approved by the Services Operating Committee (pursuant to Section 3.02 of the Agreement). The nominal operating power for each HMA at 16 dB NPR is defined at
54.3 dBW at a gain reference level of 31.3 dBi (see below). In-orbit power capability may be more or less than this reference level. The addition or reduction in performance margin, if any and once clearly established, will be shared equally by TMI and AMSC.

The 31.3 dBi gain reference level referred to above defines the Nominal Edge of Coverage (EOC) of the four beams (East, Central, Mountain, West) as defined in spacecraft contract specifications (ref. 4). The defined EOC gain for the Alaska/Hawaii Beam is 28 dBi and the gain for the South Beam is 26.4 dBi. As outlined in ref. 4, the combined AMSC and TMI traffic will not exceed 80% of the nominal operational power of an HMA (the nominal being defined at 16 dB NPR for an EIRP of 54.3 dBW) in a single beam. In such an operating mode, each of TMI and AMSC has the right of access to 40% of the HMA power within a single beam, with the exception of the Mountain Beam.

Unless otherwise approved by the Services Operating Committee, the operation of the Mountain Beam will be limited to 11% of the South HMA's maximum operational power, referenced at 16 dB NPR level (equivalent to 13% of operational power referenced at the 18 dB NPR level). Each of TMI and AMSC therefore has right of access to 5.5% of the South HMA maximum operational power in the Mountain Beam.

If the power limit of a beam is revised in the future, each of TMI and AMSC will be entitled to up to half of the maximum operational power of such beam.

II.      Determination of Allotted Usage

The Services Operating Committee shall define operational procedures to manage usage. This is required to establish soft/hard alarm levels for the RAM Patch, to control the payload drive level and to ensure safe operation of the payload.

In the absence of these operational procedures and for planning purposes usage will be tracked by existing software that uses the daily CGS Call Processing Records (CPR), in conjunction with data concerning traffic not handled by the CGS, to generate daily power usage profiles for each party and for each beam. The daily power Busy Hour data for each beam will be averaged over 5 business days to generate a weekly average. The largest weekly average in a calendar month will represent the monthly usage (the "Monthly Power Usage"). The same procedures shall also be used to account for and manage Excess Capacity (as defined in Section 4.4(1) of the Agreement).

III.     Spectrum Considerations:

It is assumed that each of the parties will use its coordinated L-Band spectrum in accordance with its 50% on-board power.

If Satellite failures adversely impact the available spectrum to either or both parties, TMI and AMSC will cooperate to minimize the impact and seek to arrange for an equitable burden sharing (without charge), proportional to the respective Coordinated Spectrum under the on-going Memorandum of Understanding for Intersystem Coordination of Certain Geostationary Mobile Satellite Systems Operating in the Bands 1525-1544/1545-1559 MHz and 1626.5-1645.5/1646.5-1660.5
MHz, dated June 18, 1996.

                                                                 SCHEDULE 4.4(1)



                           EXCESS CAPACITY AND PRICING


If a party has requested use of the other party's Excess Capacity (as contemplated in Section 4.4(1) of the Agreement), the party receiving such Excess Capacity shall pay to the party allocating such Excess Capacity, in advance, an amount equal to U.S. $24,109 per month (or portion thereof, on a pro-rated basis) during the Specified Time Period for each 0.5% of the available Radio Frequency (RF) power in either the North or South Hybrid Matrix Amplifier (as referenced in Schedule 4.1(2)) included within the specified Excess Capacity without regard to the receiving party's use or non-use of such Excess Capacity.

                                                                 SCHEDULE 4.4(3)
                               RESTORAL CAPACITY

1.        In this Schedule 4.4(3):

          "Shared Satellite Degradation" means any diminution or degradation in the condition of the Shared Satellite below that specified in the documents relating to the condition of the Shared Satellite listed in
          Schedule 6.1(c) of this Agreement;

          "AMSC Satellite Degradation" means any diminution or degradation in the condition of the AMSC Satellite below that specified in the documents relating to the condition of the AMSC Satellite listed at the end of this Schedule 4.4(3); and

          "Restoral Capacity" means Radio Frequency (RF) power.

Restoral Capacity to TMI
------------------------

2. TMI shall, to the extent reasonably possible, mitigate any Shared Satellite Degradation which affects it by utilizing:

(a)       its own Allotted Usage; and/or

(b)       Excess Capacity purchased by it; and/or

(c) any other L-Band Satellite which it or any Person directly or indirectly controlled by TMI owns or operates.

3. If TMI is unable to fully mitigate such Shared Satellite Degradation as set out in paragraph 2 above, then to the extent reasonably possible, AMSC shall, immediately upon its receipt of a written request for Restoral Capacity from TMI, commence to provide Restoral Capacity from its Allotted Usage and/or Excess Capacity purchased by it to TMI, at the price of U.S.$24,109 per month (or portion thereof, on a pro-rated basis) for each 0.5% of the available Radio Frequency (RF) power in either the North or South Hybrid Matrix Amplifier so provided (such RF power being determined in accordance with Schedule 4.1(2)), provided that for the purposes of this paragraph 3, the extent to which AMSC has Restoral Capacity available to sell will be determined solely with reference to actual (and not to forecasted) customer usage.

4. If TMI is unable to fully mitigate such Shared Satellite Degradation as set out in either paragraph 2 or 3 above, and if, at the time at which TMI provides its written request for Restoral Capacity to AMSC, AMSC is providing L-Band satellite service to all or any part of North America using the AMSC Satellite, then to the extent reasonably possible, AMSC shall, immediately upon its receipt of such written request, commence to provide Restoral Capacity to TMI on the AMSC Satellite, at the price of U.S.$24,109 per month (or portion thereof, on a pro-rated basis) for each 0.5% of the available Radio Frequency (RF) power in either the North or South Hybrid Matrix Amplifier so provided. In this paragraph 4, such RF power shall be determined on the basis of a nominal operating power for each HMA at 16dB NPR defined at 54.3 dBW for the South Matrix and 53.2 dBW for the North Matrix at a gain reference level of 31.3 dBi. The 31.3 dBi gain reference level defines the Nominal Edge of Coverage of the 3 beams (Central, Mountain, West) as defined in the AMSC Satellite contract specifications.

5. If TMI is unable to fully mitigate such Shared Satellite Degradation as set out in any of paragraphs 2, 3 or 4 above, and if, at the time at which TMI provides its written request for Restoral Capacity to AMSC, AMSC is providing L-Band satellite service to all or any part of North America using any satellite which is owned or operated by either AMSC or AMSC Parent Corp. or any Person controlled directly or indirectly by AMSC Parent Corp. other than the Shared Satellite or the AMSC Satellite, then AMSC shall, within two Business Days of its receipt of such written request, deliver a written offer to provide Restoral Capacity to TMI on such other satellite (the "Offer to Provide"), at a price and on terms and conditions specified in such Offer to Provide, such price, terms and conditions to be no less favourable than those given or quoted by AMSC to any of its actual or potential wholesale customers as at the date of the Offer to Provide. TMI shall have up to 10 Business Days from the date upon which it receives such Offer to Provide to deliver a written acceptance of same to AMSC, failing with AMSC may revoke such Offer to Provide.

6. Notwithstanding anything else in this Schedule 4.4(3), AMSC shall not be obliged to provide Restoral Capacity to TMI if to do so would require AMSC to pre-empt any of its existing customers.

Restoral Capacity to AMSC
-------------------------

7. AMSC shall, to the extent reasonably possible, mitigate any Shared Satellite Degradation or AMSC Satellite Degradation which affects it by utilizing:

(a)       its own Allotted Usage; and/or

(b)       Excess Capacity purchased by it; and/or

(c) any other L-Band Satellite which it or AMSC Parent Corp. or any Person directly or indirectly controlled by AMSC Parent Corp. owns or operates.

8. If AMSC is unable to fully mitigate such Shared Satellite Degradation or AMSC Satellite Degradation as set out in paragraph 7 above, then to the extent reasonably possible, TMI shall, immediately upon its receipt of a written request for Restoral Capacity from AMSC, commence to provide Restoral Capacity from its Allotted Usage and/or Excess Capacity purchased by it to AMSC, at the price of U.S. $24,109 per month (or portion thereof, on a pro-rated basis) for each 0.5% of the available Radio Frequency (RF) power in either the North or South Hybrid Matrix Amplifier so provided (such RF power being determined in accordance with Schedule 4.1(2)), provided that for the purposes of this paragraph 8, the extent to which TMI has Restoral Capacity available to sell will be determined solely with reference to actual (and not forecasted) customer usage.

9. If AMSC is unable to fully mitigate such Shared Satellite Degradation as set out in any of paragraphs 7 or 8 above, and if, at the time at which AMSC provides its written request for Restoral Capacity to TMI, TMI is providing L-Band satellite service to all or any part of North America using any satellite which is owned or operated by TMI or any Person controlled directly or indirectly by TMI other than the Shared Satellite, then TMI shall, within two Business Days of its receipt of such written request, deliver a written offer to provide Restoral Capacity to AMSC on such other satellite (the "Offer to Provide"), at a price and on terms and conditions specified in such Offer to Provide, such price, terms and conditions to be no less favourable than those given or quoted by TMI to any of its actual or potential wholesale customers as at the date of the Offer to Provide. AMSC shall have up to 10 Business Days from the date upon which it receives such Offer to Provide to deliver a written acceptance of same to TMI, failing which the TMI may revoke such Offer to Provide.

10. Notwithstanding anything else in this Schedule 4.4(3), TMI shall not be obliged to provide Restoral Capacity to AMSC if to do so would require TMI to pre-empt any of its existing customers.

11. AMSC shall only be entitled to request that TMI provide Restoral Capacity to mitigate an AMSC Satellite Degradation when AMSC is using the AMSC Satellite to provide L-Band satellite service to all or any part of North America.


            DOCUMENTS RELATING TO THE CONDITION OF THE AMSC SATELLITE


1        AMSC Satellite Status, Monthly Report, AMSC-1                                       October 1-31, 1997

2        In-Orbit Renewal Presentation                                                       August, 1996

3        AMSC-1, Material Up-date to August 1996 On-Orbit Insurance Renewal Presentation     May, 1997

4        AMSC-1 Payload In-Orbit Test Report

5        MSAT (M2) Bus In-Orbit Test Report                                                  August, 1995

6        MSAT M2 Receiver Failure Investigation, Summary Report                              March 1, 1996

7        MSAT SSPA Turn-Off Anomaly Investigation, Summary Report                            March 15, 1996

8        Report on the MS Second Investigation of the East Beam, SPAR                        March 22, 1996

9        Proof of Loss Statement, Launch Policy Claim (Binder)

         #     AMSC Report "AMSC-1 Forward  Repeater East Beam EIRP  Fluctuation
               Frequency and Magnitude", April 2, 1996

         #     AMSC  Report  "Review  of  On-Orbit  Test  Data of the East  Beam
               Forward   Repeater  of  AMSC-1  since  the  In-Orbit  Test  Phase
               Completed May 7, 1995", March 29, 1996

         #     AMSC Report  "CONUS  Coverage  Using West,  Mountain  and Central
               Beams - Achieved  Using  Antenna  Repointing  and Higher  Up-Link
               EIRP's", April 3, 1996

         #     Hughes/SPAR Report "Report on MSAT M2 Second Investigation of the
               East Beam", April 3, 1996

         #     Hughes Report  "AMSC-1 RF Gain Change Anomaly  Report",  December
               22, 1995

         #     Addendum to the hughes Report of December 22, 1995

         #     Hughes  Report  "MSAT  M2  In-Orbit  Anomalies  Summary  Report",
               January 12, 1996

         #     AMSC Report  "AMSC-1 EIRP Drop Test Results of Testing  Conducted
               Since December 22, 1995", March 5, 1996

         #     AMSC  Report  "Estimation  of AMSC-1  95%  CONUS 3 Beam  Coverage
               Following March 4, 1996 Reflector  Repositioning",  April 4, 1996

10       Proof of Loss Statement, On-Orbit Policy Claim

         #     AMSC Report "AMSC-1 Forward  Repeater East Beam EIRP  Fluctuation
               Frequency and Magnitude", April 2, 1996

         #     AMSC  report  "Review  of  On-Orbit  Test  Data of the East  Beam
               Forward   Repeater  of  AMSC-1  Since  the  In-Orbit  Test  Phase
               Completed May 7, 1995", March 29, 1996

         #     AMSC Report  "CONUS  Coverage  Using West,  Mountain  and Central
               Beams - Achieved  Using  Antenna  Reporting  and  Higher  Up-Link
               EIRP's", April 3, 1996

         # Hughes/Spar Report "Report on the MSAT M2 Second Investigation of the East Beam", April 3, 1996

         #     Hughes/Spar  Report  "Summary  Report on MSAT M2 OHM  Anomaly and
               Recovery", September 20, 1995

         #     Hughes Report  "AMSC-1 RF Gain Change Anomaly  Report",  December
               22, 1995

         #     Addendum to the Hughes Report of December 22, 1995

         #     Hughes  Report  "MSAT  M2  In-Orbit  Anomalies  Summary  Report",
               January 12, 1996

         #     AMSC Report  "AMSC-1 EIRP Drop Test Results of Testing  Conducted
               Since December 22, 1995", March 5, 1996

         #     AMSC Report "Reston RF Terminal Testing  Conducted May 10, 1995",
               April 3, 1996

         #     AMSC  Report  "Estimation  of AMSC-1  95%  CONUS 3 Beam  Coverage
               Following March 4, 1996 Reflector  Repositioning",  April 4, 1996

11       Letter  from  Spar to AMSC Re:  Operating  Levels  for the M2Spacecraft             July 3, 1997


                                                                 SCHEDULE 5.2(1)


                    AMENDMENT TO SATELLITE CAPACITY AGREEMENT


Effective upon execution of the Agreement, the Satellite Capacity Agreement is deemed amended to provide that neither party shall have the right to invoke the Option to Purchase set out in paragraph 5 of the letter dated October 18, 1993 from AMSC to TMI (which letter amended the Satellite Capacity Agreement), and that if this Agreement terminates prior to the Satellite Capacity Agreement, then the parties shall again have the right to invoke such Option to Purchase.

                                                                    SCHEDULE 5.4


                            FORM OF PRESS RELEASE(S)


Reference:
          ------------------


FOR IMMEDIATE RELEASE

                     TMI, American Mobile Satellite team up
                  on powerful mobile communications satellite.
   Joint ownership and operation of MSAT satellite to benefit both companies.

OTTAWA, CANADA and RESTON, VIRGINIA, December XX, 1997 C TMI Communications and American Mobile Satellite Corporation (Nasdaq: SKYC) today announced that both companies will use the powerful MSAT-1 satellite to bring their mobile communications services to customers. Under an agreement signed today, American Mobile Satellite will buy a half interest in MSAT-1 from TMI, and the companies will share the costs of satellite operations. The agreement is subject to regulatory approvals in both Canada and the US.

In a related announcement issued today by American Mobile Satellite, the twin MSAT-2 satellite will be leased to African Continental Telecommunications Ltd. (ACTEL) and moved to provide service in southern Africa.

"In North America, MSAT mobile satellite technology is well-suited to the needs of maritime, government, transportation, utility and oil and gas industries," said Gary M. Parsons, president and chief executive officer of American Mobile Satellite. "This agreement allows American Mobile Satellite to develop these targeted business applications while moving more quickly to a second generation solution."

Parsons' enthusiasm was echoed by Larry Boisvert, TMI's president and CEO. "TMI wants to use the MSAT satellite to position the company for success in the North American mobile communications market," Boisvert said. "By working with American Mobile Satellite, TMI will be better positioned to serve and aggressively expand its customer base."

TMI and American Mobile Satellite are no strangers to doing business together. Through a joint development and operating agreement, they funded the design and development of the unique MSAT mobile satellite technology. During 1995 and 1996, TMI and American Mobile Satellite placed twin MSAT satellites into service over Canada and the United States.

Unlike proposed low earth orbit (LEO) systems, MSAT uses geostationary earth orbit satellites and spot beam technology to maximize coverage and capacity over targeted geographic areas to provide unique business features, such as wide-area dispatch services, which are not contemplated in current LEO system plans.

American Mobile Satellite and TMI Communications use the world's most powerful mobile communications satellite to offer a wide range of mobile communications services including telephone, digital broadcast dispatch, data communications, mobile messaging and position reporting services. American Mobile Satellite's shareholders include Hughes Communications, Inc.; Singapore Telecom; and AT&T Wireless Services, Inc. TMI is a limited partnership controlled by BCE Inc., Canada's largest telecommunications company.



Note: Factors that could cause forward-looking statements in this news release to differ materially from actual results are discussed in American Mobile Satellite Corporation=s S-1 registration statement; Form 10K for the year ended December 31, 1996; Form 10Q for the quarter ended September 30, 1997, and other periodic filings the company has made with the Securities and Exchange Commission. Copies of the filings are available upon request from the American Mobile Satellite=s investor relations department.

American Mobile Satellite Contacts:

Media Contact:                       Orly Konig Lopez
703-716-6522

Investor Contact:                    Renate Brown Neely
703-716-6558

TMI Communications Contacts:

Marilynn Wright
613-748-8855

Daniel Tisch
416-920-9000, ext. 260
dtisch@pr.environics.ca

                                                                 SCHEDULE 6.1(c)


           DOCUMENTS RELATING TO THE CONDITION OF THE SHARED SATELLITE




1        MSAT Health Report (Telesat)                                        June 12, 1997

2        MSAT Payload In-Orbit Test Report (Telesat)                         July 2, 1996

3        MSAT Bus In-Orbit Test Report (Telesat)                             October, 1996

4        MSAT West Central Beam Anomaly Investigation Review (Spar Draft)    November 26, 1996

5        MSAT M1 West-Central Beam Anomaly Investigation Summary Report      December 16, 1996

6        MSAT M1-WC Beam Anomaly (ID & Associates)                           January 8, 1997

7        MSAT M1 West-Central Beam Anomaly Report (Telesat)                  January 20, 1997

8        MSAT M1 West-Central Beam Test - Phase 1 Report (Telesat)           March 18, 1997

9        Mountain Beam Anomaly Presentation (Telesat)                        March 27, 1997

10       MSAT M1 West-Central Beam Investigation Report (Telesat)            March 31, 1997

11       MSAT West Central Beam EIRP Anomaly of April 17, 1997 (Telesat)     May 16, 1997

12       Letter from Spar to TMI Re:  Operating power levels for the M1 S    Julyc3,f1997

13       Review of MSAT M1 SSPA 4 and Carrier Monitoring Data (Spar)         September 12, 1997

14       MSAT Health Report (Telesat)                                        November 5, 1997



                                                                 SCHEDULE 6.1(f)

                       EXISTING LIENS ON SHARED SATELLITE


Secured Party              Agreement                Nature and Amount of Secured Obligations
-------------              ---------                ----------------------------------------

BCE Inc.                   Security Agreement,      Payment andperformance of all debts,liabilities
                           dated February 1,        and obligations, present or future, direct or
                           1994 between BCE         indirect, absolute or contingent, matured or
                           Inc. and TMI             unmatured, at any time due or accruing due by
                                                    TMI to BCE Inc., however or wherever
                                                    incurred, in any currency, and whether incurred
                                                    by TMI alone or with others and whether as
                                                    principal or surety, together with other
                                                    expenses, costs and charges as set out in the
                                                    Security Agreement.


                                    EXHIBIT A
                               FORM OF CONVEYANCE


     This  conveyance  (this   "Conveyance")   dated  as  of             , 1997,
                                                             ____________
by TMI Communications and Company, Limited Partnership, a limited partnership organized under the laws of the Province of Quebec (the "Assignor"), to and in favour of AMSC Subsidiary Corporation, a corporation dually incorporated under the laws of the States of Delaware and Virginia, respectively (the "Assignee").

     WHEREAS this Conveyance is delivered pursuant to the requirements of the satellite purchase agreement dated as of December 2, 1997 between the Assignee and the Assignor (the "Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the consideration specified in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor does hereby convey, grant, bargain, sell, transfer and assign unto the Assignee, its successors and assigns, a 50% legal and beneficial undivided ownership interest in and to the Shared Satellite, free and clear of all Liens, except for and subject to the TMI Purchase Money Security Interest.

     Except for the representations and warranties of TMI set forth in Sections 6.1(c), (f), (h), (i), (j), (k) and (l) of the Agreement, the interest in the Shared Satellite transferred hereunder is on an "as is" basis. ACCORDINGLY, ANY AND ALL EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS WITH RESPECT TO THE SHARED SATELLITE OR ANY PART THEREOF, ITS CONDITION, DURABILITY, PERFORMANCE, RELIABILITY, EXPECTED LIFE OR SUITABILITY FOR ANY PARTICULAR USE INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE OR USE, WHETHER EXPRESSED OR IMPLIED BY CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), STATUTE OR OTHER LEGAL THEORY, ARE EXPRESSLY EXCLUDED AND DISCLAIMED.

     Nothing contained in this Conveyance shall increase the liability of the Assignor to the Assignee beyond the liability that Assignor has under the Agreement and any action brought by the Assignee with respect to this Conveyance shall be subject to the limitations on liabilities and remedies set forth in the Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Conveyance effective as of the date first written above.

                            TMI COMMUNICATIONS AND COMPANY, LIMITED PARTNERSHIP

                            By:   TMI COMMUNICATIONS INC.,
                                  its General Partner


                            By:   /s/________________________________
                                  Authorized Signing Officer


                            By:   /s/________________________________
                                  Authorized Signing Officer

                                                                   SCHEDULE 1.1
                                  EXHIBIT B

                           FORM OF SECURITY AGREEMENT





                           AMSC SUBSIDIARY CORPORATION

                                   as Obligor



                                - in favour of -



               TMI COMMUNICATIONS AND COMPANY, LIMITED PARTNERSHIP







                               SECURITY AGREEMENT
                               --------------, 1997

                               SECURITY AGREEMENT

     Security  agreement  dated  as of  the      day of                  ,  1997
made between AMSC SUBSIDIARY CORPORATION, a corporation dually incorporated under the laws of the States of Delaware and Virginia, respectively, with its principal executive office in Reston, Virginia, and TMI COMMUNICATIONS AND COMPANY, LIMITED PARTNERSHIP, a limited partnership organized under the laws of the Province of Quebec.

     WHEREAS:

     A. The Obligor and TMI have entered into the Satellite Purchase Agreement pursuant to which TMI has agreed to sell to the Obligor a 50% undivided ownership interest in the Shared Satellite for the Satellite Purchase Price and the Obligor has agreed to pay certain TT&C Fees to TMI in respect of the operation of the Shared Satellite; and

     B. It is a condition precedent to the sale of a 50% undivided ownership interest in the Shared Satellite and the satellite sharing arrangements under the Satellite Purchase Agreement that TMI reserve out of the transfer of such 50% undivided ownership interest, and the Obligor grant, a security interest in AMSC's interest in the Shared Satellite as security for the payment and performance to TMI of all debts, liabilities and obligations of the Obligor under the Satellite Purchase Agreement, all as more particularly set forth in this Agreement;

     NOW THEREFORE, in consideration of the foregoing premises, the sum of $10.00 in lawful money of Canada now paid by TMI to the Obligor and other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), the Obligor agrees as follows:

                                    ARTICLE 1
                                 INTERPRETATION

     Section 1.1 Definitions. (1) As used in this Agreement and the recitals hereto, the following capitalized terms have the following meanings:

     "Affiliate" means, with respect to any Person, any Person controlling, controlled by or under common control with such Person; provided that neither party hereto shall by reason of entering into the Satellite Purchase Agreement or this Agreement and the consummation of the transactions contemplated thereby or hereby be an Affiliate of the other party or of the entity or entities, if any, through which the other party holds its Interests. For purposes hereof, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "Agreement" means this security agreement and all schedules and instruments in amendment or confirmation of it; "hereof", "hereto", "herein" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article or Section; "Article" or "Section " of this Agreement followed by a number means and refers to the specified Article or Section of this Agreement.

     "Bankruptcy Event" with respect to a Person means (i) the voluntary commencement of any proceeding, or voluntary filing, by such Person of a petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or under the Bankruptcy and Insolvency Act (Canada) or under the Winding-Up and Restructuring Act (Canada) or under the Companies' Creditors Arrangement Act (Canada) (or corresponding provisions of future laws of the United States or of Canada) or under any other jurisdiction's insolvency, liquidation or similar laws (each such United States, Canadian and other jurisdictions' laws being referred to as a "Bankruptcy Law"), or such Person's filing of an answer consenting to or acquiescing in any such petition, or (ii) the making by such Person of any general assignment for the benefit of its creditors or the admission by such Person in writing of its inability to pay its debts as they mature, or (iii) the consent by such Person to the filing of, the failure by such Person to contest successfully with respect to, or the granting of an order of relief with respect to (x) any involuntary petition or application under any Bankruptcy Law seeking an application for the appointment of a receiver, trustee, custodian, sequestrator or similar official for the assets of such Person, or (y) any involuntary petition or application under any Bankruptcy Law seeking liquidation, reorganization, arrangement or readjustment of its debts under any Bankruptcy Law, or (iv) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the assets of such Person under any Bankruptcy Law or otherwise.

     "Business Day" means a day which is not a Saturday, Sunday or legal holiday on which commercial banking institutions in New York, New York or Montreal, Quebec are authorized to close.

     "Conveyance" means the conveyance to be dated as of the date of this Agreement by TMI to and in favour of the Obligor pursuant to which TMI conveys a 50% undivided ownership interest in the Shared Satellite to the Obligor subject to the reservation by TMI of, and the grant by the Obligor of, the Purchase Money Security Interest.

     "Enforcement Notice" means a notice which may be given by TMI to AMSC, whenever the Purchase Money Security Interest has become enforceable, that TMI intends to exercise or enforce any remedy which it may have against AMSC under the Security Agreement.

     "Enforcement Period" means the period commencing on the date which is 30 days following the delivery of the Enforcement Notice.

     "Lien" means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, assignment, lease, title retention agreement or arrangement, security interest or encumbrance of any kind, or any other security agreement or arrangement creating in favour of any creditor a right in respect of such asset that is prior to the right of any other creditor in respect of such asset.

     "Minimum Satellite Purchase Price" means the amount of U.S.$60,000,000 payable by AMSC to TMI pursuant to Section 2.2(1) of the Satellite Purchase Agreement.

     "Obligor"  means  AMSC  Subsidiary   Corporation,   a  corporation   dually
incorporated   under  the  laws  of  the  States  of  Delaware   and   Virginia,
respectively, and its successors and permitted assigns.

     "Permitted Liens" means, with respect to any Person, undetermined or inchoate liens, privileges and charges incurred and incidental to the ordinary course of business which arise solely by operation of law and have not been filed pursuant to law against such Person or its assets and which relate to obligations which are not delinquent.

     "Person" means an individual, corporation, partnership, association, trust, limited liability company or any other entity or organization, including a court, a government or political subdivision or an agency, unit or instrumentality thereof.

     "PPSA" means the Personal Property Security Act (Ontario), as amended from time to time.

     "Satellite Purchase Agreement" means the satellite purchase agreement dated as of December 2, 1997 between the Obligor and TMI, as such agreement may be amended, modified, extended, renewed, replaced, restated or supplemented from time to time.

     "Satellite Purchase Price" has the meaning ascribed thereto in the Satellite Purchase Agreement.

     "Shared Satellite" means the satellite owned by TMI as of the date hereof (and is referenced as the MSAT-1 (M1) satellite).

     "Shared Satellite Interest" means the Obligor's 50% undivided ownership interest in the Shared Satellite acquired from TMI pursuant to the Conveyance subject to the reservation by TMI of, and the grant by the Obligor of, the Purchase Money Security Interest.

     "TMI" means TMI Communications and Company, Limited Partnership, a limited partnership organized under the laws of the Province of Quebec, and its successors and permitted assigns.

     "TT&C Fees" means, collectively, (i) the daily and monthly fees payable to TMI by the Obligor pursuant to Section 3.1(2) of the Satellite Purchase Agreement; and (ii) such other amounts as are payable by AMSC pursuant to
Section 3.1(3) of the Satellite Purchase Agreement.

     (2) Terms defined in the Personal Property Security Act (Ontario) (as in effect as at the date of this Agreement) and used in this Agreement shall have the same meaning in this agreement.

     (3) Each of the following terms is defined in the Section set forth opposite such term:


Term                                                    Section
----                                                    -------

Obligations                                             2.2(1)
Other Secured Party                                     2.4(1)(a)
Permitted User                                          2.4(3)
Purchase Money Security Interest                        2.2(1)
Satellite Collateral                                    2.1
Satellite Rights                                        2.1(a)
Subordination Clause                                    2.4(3)(a)



     Section 1.2. Gender and Number. Any reference in this Agreement to gender includes all genders and words importing the singular number only include the plural and vice versa.

     Section 1.3. Headings, etc. The division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect the interpretation of this Agreement.

     Section 1.4. Certain Phrases, etc. In this Agreement (i) the words "including" and "includes" mean "including (or includes) without limitation", and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

     Section 1.5. Incorporation of Schedules. The schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.


                                    ARTICLE 2
                                 INTERPRETATION

     Section 2.1 Purchase Money Security Interest. TMI hereby reserves to itself out of the transfer to the Obligor of a 50% undivided ownership interest in the Shared Satellite contemplated under the Conveyance, a security interest in, and the Obligor hereby (i) mortgages and charges to TMI as and by way of a fixed mortgage and charge; (ii) pledges to TMI; (iii) assigns and transfers to TMI as and by way of a specific transfer and assignment; and (iv) grants to TMI a security interest in:

(a) all of the Shared Satellite Interest, rights of use and other intangible rights now owned or hereafter acquired by the Obligor from TMI pursuant to the Satellite Purchase Agreement and the Conveyance and all right, title and interest of the Obligor in, to, under and in respect of the Satellite Purchase Agreement, all benefits, powers and advantages of the Obligor thereunder or derived therefrom and all services due or to become due to the Obligor under or in connection with the Satellite Purchase Agreement (collectively, such Shared Satellite Interest and rights are referred to in this Agreement as "Satellite Rights"); and

(b) all proceeds derived directly or indirectly from any sale, lease or other disposition of all or any part of the Satellite Rights;

provided, however, that no security interest shall attach to customer contracts entered into in the ordinary course of business of the Obligor and the proceeds thereof;

(collectively, the property described in the foregoing paragraphs (a) and (b) and each part thereof, being referred to in this Agreement as the "Satellite Collateral").

     Section 2.2 Obligations Secured. (1) The interests reserved hereby and under the Conveyance and the charges, pledges, transfers, assignments and security interest granted hereby (collectively, the "Purchase Money Security Interest") secure the payment and performance to TMI of all debts, liabilities and obligations, present or future, matured or unmatured, at any time or from time to time due or accruing due and owing by, or otherwise payable, by the Obligor to TMI arising out of, in connection with or pursuant to the Satellite Purchase Agreement or this Agreement (collectively, and together with the expenses, costs and charges set out in Section 2.2(2), the "Obligations").

     (2) All expenses, costs and charges incurred by or on behalf of TMI in connection with the enforcement of its rights under this Agreement, the Purchase Money Security Interest, the preservation and protection of the Satellite Collateral or the realization of the Satellite Collateral or the relocation of the Shared Satellite to a different orbital position (and the licensing fees payable in connection therewith), including all legal fees, court costs, receiver's or agent's remuneration and other expenses of taking possession of, repairing, protecting, insuring, discharging other secured liabilities, preparing for disposition, realizing, collecting, selling, transferring, delivering or obtaining payment of the Satellite Collateral shall be added to and form a part of the Obligations.

     Section 2.3 Attachment. The Obligor and TMI hereby acknowledge that (i) value has been given; (ii) the Obligor has rights in the Satellite Collateral (other than after-acquired Satellite Collateral); (iii) they have not agreed to postpone the time of attachment of the Purchase Money Security Interest; and
(iv) the Obligor has received a duplicate original copy of this Agreement.

     Section 2.4 Obligor's Dealings with Satellite Collateral. (1) The Obligor shall not without the prior written consent of TMI:

(a) create, assume or permit to be created or allow to subsist in favour of any other Person any Lien on the Satellite Collateral except (x) the Obligor may allow to subsist any Permitted Lien but only for so long as such Lien constitutes a Permitted Lien, and (y) the Obligor may create or allow to subsist a Lien on the Satellite Collateral in favour of any Person (the "Other Secured Party") which, prior to any such creation or subsistence, has entered into an agreement with TMI, and TMI agrees to enter into such agreement with the Other Secured Party at such time, which provides for:

               (i) the acknowledgement and agreement of the Other Secured Party that any and all of its rights in and to the Satellite Collateral are subject to and subordinate to the Purchase Money Security Interest and the rights of TMI in and to the Satellite Collateral reserved or granted under this Agreement (irrespective of the actual time, place of creation or order of execution, attachment, perfection, delivery, registration, filing or crystallization of, or other priority otherwise accorded under applicable law to, the Purchase Money Security Interest and such Other Secured Party's Lien, the date or dates of default, the date or dates of taking enforcement proceedings (including possession), the giving or failure to give any notice to AMSC or any failure to properly perfect or maintain the perfection of the Purchase Money Security Interest in the applicable jurisdiction) and that the proceeds of realization arising from any disposition of the Satellite Collateral shall be applied first to the amounts owing to TMI under the Satellite Purchase Agreement and under this Agreement;

               (ii) the agreement of TMI that in the event that the Purchase Money Security Interest shall become enforceable upon an event set forth in Section 3.1(a), it shall notify the Other Secured Party of such default and if, within 30 days of receipt of such notice, the Other Secured Party cures the default by payment to TMI of any and all overdue amounts, TMI will not accelerate the unpaid Satellite Purchase Price, TT&C Fees and any other amounts owing pursuant to the Satellite Purchase Agreement or commence realization proceedings under this Agreement in respect of that occurrence of that event or issue any Enforcement Notice (but such waiver by TMI of its rights in respect of any payment default will not extend to any recurrence of any such event or the occurrence of any other event unless the Other Secured Party cures any such recurrence or occurrence as set forth in this
               Section 2.4(1)(a)(ii)); and

               (iii) the agreement of TMI that in the event that the Purchase Money Security Interest shall become enforceable upon an event set forth in Section 3.1(b), TMI will not accelerate the remaining TT&C Fees and other amounts owing pursuant to the Satellite Purchase Agreement (but TMI may accelerate the unpaid Minimum Satellite Purchase Price) or commence realization proceedings under this Agreement in respect of that occurrence of that event or issue any Enforcement Notice so long as:

                    (A) the Minimum Satellite Purchase Price is paid in full (whether or not then due under Section 2.2 of the Satellite Purchase Agreement) within 30 days of the occurrence of such event specified in Section 3.1(b), and

                    (B) all TT&C Fees and other amounts owing under the Satellite Purchase Agreement are paid when due in accordance with the Satellite Purchase Agreement or the Other Secured Party has remedied the payment default as set forth in
                    Section 2.4(1)(a)(ii);

               (but such waiver by TMI of its rights in respect of any payment default will not extend to any recurrence of any such event or the occurrence of any other event unless the Other Secured Party cures any such recurrence or occurrence as set forth in this
               Section 2.4(1)(a)(iii)); and

               (iv) the agreement of each of TMI and the Other Secured Party that it:

                    (A) will provide the other with copies of any Enforcement Notice or any other notice of intention to enforce, or notice of exercise of, any of its respective remedies with respect to the Satellite Collateral under any security agreement granted in its favour by AMSC within one Business Day of delivery thereof to AMSC; and

                    (B) will use reasonable efforts to provide the other with copies of any other notice of intention to enforce, or notice of exercise of, any of its other remedies with respect to any other collateral subject to any security agreement granted in its favour by AMSC within one Business Day of delivery thereof to AMSC but in no event shall either party be liable to the other for any failure to provide such other notices with respect to such other collateral; and

               (v) the agreement of TMI that in the event that the Purchase Money Security Interest shall become enforceable upon an event set forth in Section 3.1(b),

               (x) TMI will not issue an Enforcement Notice or any other notice of intention to enforce, or notice of exercise of, any remedies under this Agreement nor commence realization proceedings under this Agreement in respect of the occurrence of that event or an event set forth in Section 3.1(a), and

               (y) any time periods under any Enforcement Notice or any other notice of intention to enforce, or notice of exercise of, any remedies under this Agreement issued prior to such event shall not run and be counted;

          so long as the Other Secured Party is stayed or restrained in the United States of America by operation of law, or is subject to an order of a court of competent jurisdiction in the United States of America which stays or restrains the Other Secured Party, from

                    (A) issuing any notice of intention to enforce, or notice of exercise of, any remedies under its respective security agreement with AMSC, and

                    (B) proceeding with the realization of any collateral subject to, and the other exercise of its other remedies under, its respective security agreement with AMSC; and

               (vi) the agreement of the Other Secured Party that it

                    (A) will not (i) assert in any action, suit or proceeding whatsoever the invalidity, ineffectiveness or general unenforceability of this Agreement or the Satellite Purchase Agreement; and (ii) pursue or cooperate with any other party to pursue any such action, suit or proceeding; it being understood and agreed that regardless of the validity, effectiveness and enforceability of this Agreement or the Satellite Purchase Agreement as between the other Secured Party and TMI, TMI shall have the priorities set forth in
                    Section 2.4(a)(i); and

                    (B) to the fullest extent permitted by law, (i) waives any claim which it may have, in any action by way of suit, foreclosure, sale, quit claim, acceptance of a deed in lieu of foreclosure or proceeding for acceptance by TMI of Satellite Collateral in satisfaction of the Obligations or any other proceeding with respect to realization of the Satellite Collateral, that the fair market value of the Satellite Collateral exceeds the amount of the Obligations;
                    (ii) waives and renounces any right to object to any proposal of TMI to accept the Satellite Collateral in satisfaction of the Obligations; and (iii) waives and renounces any right to claim for relief from forfeiture or to claim that any remedy available to TMI hereunder, including the right to receive the Satellite Collateral in satisfaction of the Obligations, constitutes a penalty and agrees not to participate in or cooperate with any other party to pursue any such claim in any action, suit or proceeding; it being understood and agreed that subject to
                    (x) the rights to remedy defaults provided to the Other Secured Party under any agreement entered into between TMI and the Other Secured Party pursuant to this Section 2.4(a), and (y) any rights under the Satellite Purchase Agreement to which the Other Secured Party may be entitled to exercise by virtue of the enforcement of the security interest granted to it in all of AMSC's rights thereunder, TMI shall be entitled to obtain the Shared Satellite Interest upon any event set forth in Section 3.1 in satisfaction of the Obligations; or

(b) sell, transfer, assign, exchange, lease, release, let waste, abandon or otherwise dispose of all or any part of the Satellite Collateral provided, however, that the Obligor shall be able to enter into customer contracts in the ordinary course of business except as otherwise provided under Section 2.4(3).

     (2) The Obligor may, before the Purchase Money Security Interest becomes enforceable, without the consent of TMI sell the Satellite Collateral to any Person to whom the Satellite Purchase Agreement is assigned in accordance with, and subject to, the terms of the Satellite Purchase Agreement.

     (3) Except as otherwise provided in Section 2.4(4), the Obligor shall not, without the prior written consent of TMI, sell, lease, license or otherwise grant any Person (each a "Permitted User") any interest in the Shared Satellite Interest, or any dedicated filters or dedicated frequency on, or dedicated rights of access to, the Shared Satellite except pursuant to an agreement evidencing such sale, license or other use between the Obligor and any Permitted User which contains:

(a) an agreement by the Permitted User to and in favour of the Obligor as agent of and bare trustee for TMI that any and all of the Permitted User's rights in and to the Satellite Rights are subject and subordinate to the Purchase Money Security Interest and the rights of TMI in and to the Satellite Collateral granted under this Agreement (the "Subordination Clause"); and

(b) an agreement by the Permitted User that TMI is an intended third party beneficiary of the Subordination Clause and TMI may enforce the Subordination Clause directly against the Permitted Lessee.

     (4) TMI acknowledges and agrees that the form of customer contracts presently entered into by the Obligor substantially in the form provided by the Obligor to TMI prior to the date of the Satellite Purchase Agreement are not required to comply with Sections 2.4(3)(a) and (b) and do not require the consent of TMI; further, in the event that any change in the form of customer contracts or agreements entered into in the ordinary course of business may be construed as being subject to Section 2.4(3), in lieu of complying with Sections 2.4(3)(a) and (b), the Obligor may include in such contracts or agreements an express disclaimer that notwithstanding any other term or condition of such contract or agreement, the customer shall not acquire any proprietary or leasehold interest in the Shared Satellite or the Shared Satellite Interest or in any part thereof, including any proprietary or leasehold interest in any filters, frequency or rights of access.

     (5) The Obligor hereby agrees to hold the Subordination Clause of any Permitted User contained in any agreement between the Obligor and the Permitted User evidencing the sale, lease, licence or other use, and any express disclaimer contained in any customer contract referred to in Section 2.4(4), as agent and bare trustee for TMI and to enforce all such covenants in accordance with the directions of TMI.


                                    ARTICLE 3
                             DEFAULT AND ENFORCEMENT

     Section 3.1 Default. The Purchase Money Security Interest shall be and become enforceable against the Obligor in each and every one of the following events in accordance with the terms thereof:

(a) if the Obligor shall fail to pay the Minimum Satellite Purchase Price (or any instalment thereof) or any TT&C fees within 10 days after its receipt from TMI of written notice of late payment; or

(b) any Bankruptcy Event with respect to the Obligor.

     Section 3.2 Remedies. Whenever the Purchase Money Security Interest has become enforceable, TMI may realize only upon the Satellite Collateral and enforce its rights by:

(a) entry onto any premises where equipment which transmits RF signals to, and receives RF signals from, the Shared Satellite for the sole purpose of terminating such transmissions or receptions;

(b) unilaterally issuing directions or commands to Telesat Canada or any other operator from time to time of the Shared Satellite as if TMI were the absolute owner of all of the Obligor's right, title and interest in and to the Satellite Collateral;

(c) entry into possession of any or all of the Satellite Collateral by any other method permitted by law;

(d) seizure, collection or enforcement of, or other dealing with, any or all of the Satellite Collateral in such manner, on such terms and conditions and at such times as TMI deems advisable but subject to the provisions of the PPSA and other applicable law or equity;

(e) sale, lease, assignment, grant of options to purchase or otherwise dispose of and deliver any or all of the Satellite Collateral (or contract to do any of the above), in one or more parcels at any public or private sale, on such terms and conditions and at such prices as is commercially reasonable, and for cash or on credit or for future delivery with or without assumption of any credit risk;

(f) collection of any proceeds arising in respect of the Satellite Collateral;

(g) the appointment by instrument in writing of a receiver (which term as used in this Agreement includes a receiver and manager) or agent of the Satellite Collateral;

(h) the institution of proceedings in any court of competent jurisdiction for the appointment of a receiver of the Satellite Collateral;

(i) the institution of proceedings in any court of competent jurisdiction for sale or foreclosure of the Satellite Collateral;

(j) filing proofs of claim and other documents to establish claims in any proceeding relating to the Obligor;

(k) the institution of proceedings in any court of competent jurisdiction or before any regulatory authority for the termination of any transmissions to or from the Satellite Collateral and the substitution therefor with such other transmissions as TMI may direct; and

(l) elect to retain the Satellite Collateral in full satisfaction of the Obligations in the manner authorized or permitted under the PPSA or other applicable law;

(m) any other remedy or proceeding with respect to the Satellite Collateral authorized or permitted under the PPSA or otherwise by law or equity.

Except as otherwise provided in this Agreement or the Satellite Purchase Agreement, such remedies may be exercised from time to time separately or in combination and are in addition to and not in substitution for any other rights of TMI however created. TMI shall not be bound to exercise any right or remedy under Sections 3.2 or 3.3, and the exercise of such rights and remedies shall be without prejudice to the rights of TMI in respect of the Obligations including the right to claim for any deficiency.

     Section 3.3 Additional Rights. In addition to the remedies of TMI set forth in Section 3.2, TMI may whenever the Purchase Money Security Interest has become enforceable:

(a) repair, process, modify, complete or otherwise deal with any or all of the Satellite Collateral and prepare for the disposition of any or all of the Satellite Collateral, whether on the premises of the Obligor or otherwise;

(b) pay any liability secured by any actual or threatened Lien against any or all of the Satellite Collateral;

(c) borrow for the purpose of maintaining, preserving or protecting any or all of the Satellite Collateral and mortgage, charge, pledge or grant a security interest in any or all of the Satellite Collateral, whether or not in priority to the Purchase Money Security Interest, to secure repayment; and

(d) demand, commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, realizing or obtaining possession of any or all of the Satellite Collateral, and give valid and effectual receipts and discharges therefor.

     Section 3.4 Concerning the Receiver. Any receiver appointed by TMI shall be vested with the rights and remedies which could have been exercised by TMI in respect of the Satellite Collateral. The identity of the receiver, any replacement thereof and any remuneration thereof shall be within the sole and unfettered discretion of TMI.

     Section 3.5 Appointment of Attorney. The Obligor hereby irrevocably appoints each of TMI and TMI Communications Inc., the general partner of TMI (or any successor or assignee to or of TMI Communications Inc.) (and any officer thereof) as attorney of the Obligor (with full power of substitution) to exercise in the name of and on behalf of the Obligor, during the Enforcement Period, any of the Obligor's right (including the right of disposal), title and interest in and to the Satellite Collateral including the execution, endorsement and delivery of any agreements, documents, instruments, securities, documents of title and chattel paper and any notices, receipts, assignments or verifications of the accounts. All acts of any such attorney are hereby ratified and approved, and such attorney shall not be liable for any act, failure to act or any other matter or thing in connection therewith, except for its own negligence or wilful misconduct. This appointment and power of substitution, being coupled with an interest, are irrevocable and shall not terminate upon the bankruptcy, dissolution, winding up or insolvency of the Obligor.

     Section 3.6 Dealing with the Satellite Collateral and the Purchase Money Security Interest. (1) TMI shall not be obliged to exhaust its recourse against the Obligor or any other person or persons or against any other security it may hold in respect of the Obligations before realizing upon or otherwise dealing with the Satellite Collateral in such manner as TMI may consider advisable.

     (2) TMI may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the Obligor and with other parties, sureties or securities as TMI may see fit without prejudice to the Obligations or the rights of TMI in respect of the Satellite Collateral.

     (3) TMI shall not be (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Satellite Collateral; (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment in respect of the Satellite Collateral or for the purpose of preserving any rights of TMI, the Obligor or any other parties in respect thereof; (iii) responsible for any loss occasioned by any sale or other dealing with the Satellite Collateral or by the retention of or failure to sell or otherwise deal therewith; and (iv) bound to protect the Satellite Collateral from depreciating in value or becoming worthless.

     Section 3.7 Standards of Sale. Without prejudice to the ability of TMI to dispose of the Satellite Collateral, the Obligor agrees with TMI that so long as the following dispositions are commercially reasonable in the circumstances:

(a) Satellite Collateral may be disposed of in whole or in part;

(b) Satellite Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

(c) any purchaser or lessee of such Satellite Collateral may be TMI or any customer or Affiliate of TMI;

(d) a disposition of Satellite Collateral may be on such terms and conditions as to credit or otherwise as is commercially reasonable; and

(e) TMI may establish an upset or reserve bid or price in respect of the Satellite Collateral.

     Section 3.8 Dealings by Third Parties. (1) No person dealing with TMI or its respective agents or a receiver shall be required (i) to determine whether the Purchase Money Security Interest has become enforceable; (ii) to determine whether the powers which TMI or its respective agents are purporting to exercise have become exercisable; (iii) to determine whether any money remains due to TMI by the Obligor; (iv) to determine the necessity or expediency of the stipulations and conditions subject to which any sale or lease shall be made;
(v) to determine the propriety or regularity of any sale or of any other dealing by TMI with the Satellite Collateral; or (vi) to see to the application of any money paid to TMI.

     (2) Any purchaser of the Satellite Collateral from TMI shall hold such Satellite Collateral absolutely, free from any claim or right of whatever kind, including any equity of redemption, of the Obligor, which the Obligor hereby specifically waives (to the fullest extent permitted by law) as against any such purchaser, all rights of redemption, stay or appraisal which the Obligor has or may have under any rule of law or statute now existing or hereafter adopted.

     Section 3.9 Non-extinguishment of Certain Obligations. The Obligor will not remain liable for any Obligations that are outstanding following realization of the Satellite Collateral, save and except for (i) any expenses, costs and charges incurred by or on behalf of TMI and referred to in Section 2.2(2); (ii) any unpaid Satellite Purchase Price and TT&C Fees due (otherwise than upon any acceleration pursuant to Section 7.3(1) of the Satellite Purchase Agreement) up to and including the date of the transfer or sale of the Satellite Collateral to any Person or the acceptance by TMI of the Satellite Collateral; (iii) any amounts payable by the Obligor pursuant to Section 7.8(4) of the Satellite Purchase Agreement; and (iv) any other amounts due by the Obligor to TMI (otherwise than upon an acceleration pursuant to Section 7.3(1) of the Satellite Purchase Agreement and except for the Satellite Purchase Price and TT&C Fees) up to and including the date of the transfer or sale of the Satellite Collateral to any Person or the acceptance by TMI of the Satellite Collateral.

     Section 3.10 Application of Proceeds and Duty to Account. (1) All proceeds of any of the Satellite Collateral received by TMI may be applied to discharge or satisfy any expenses, Liens, borrowings, taxes and other outgoings affecting the Satellite Collateral or which are considered advisable by TMI to preserve, maintain, relocate or enhance the Satellite Collateral or to keep in good standing any Liens on the Satellite Collateral ranking in priority to the Purchase Money Security Interest. The balance of such proceeds will be applied on account of the Obligations.

     (2) Upon indefeasible payment in full of all Obligations to TMI, TMI shall pay over any surplus proceeds of disposition of the Satellite Collateral to the Obligor or such other Person as may be lawfully entitled to receive such surplus or as any court of competent jurisdiction may otherwise direct.

     Section 3.11 Stay of Remedies. In the event that the Obligor gives a notice to elect to transfer the Shared Satellite Interest to TMI under Section 7.8 of the Satellite Purchase Agreement prior to the commencement of the Enforcement Period, all enforcement of remedies provided for in Sections 3.2, 3.3 and 3.5 of this Agreement and all time periods under notices given pursuant to Section 3.2 shall be stayed and shall not resume unless the transactions contemplated under Sections 7.8 of the Satellite Purchase Agreement are not completed in accordance with the terms thereof.


                                    ARTICLE 4
              REPRESENTATIONS, WARRANTIES AND ADDITIONAL COVENANTS

     Section 4.1 Representations and Warranties. The Obligor represents and warrants to TMI that:

(a) its principal place of business and chief executive office, and the place where it keeps its books and records, is at the address specified on the signature page of this Agreement;

(b) the only name under which it conducts its business and the location of the feeder link earth stations from which transmissions are made to the Satellite Collateral are set forth in Schedule "A" hereto; and

(c) no Lien, security agreement or other agreement evidencing an Lien or any financing statement or other notice evidencing any Lien which ranks or is capable of ranking ahead of or pari passu with the Purchase Money Security Interest, with respect to any or all of the Satellite Collateral, exists (other than Permitted Liens) or is registered on file or on record in any public office.

     Section 4.2 Survival of Representations and Warranties. All representations, warranties and covenants made by the Obligor in this Agreement are material, will be considered to have been relied on by TMI and will survive the execution and delivery of this Agreement or any investigation made at any time by or on behalf of TMI and any disposition or payment of the Obligations until repayment in full of the Obligations.

     Section 4.3 Further Documentation. The Obligor shall, from time to time whether before or after the Purchase Money Security Interest becomes enforceable, promptly and duly authorize, execute and deliver such further deeds, transfers, assignments, instruments and documents, and take such further action, as TMI may request for the purpose of obtaining or preserving the full benefits of, and the rights and powers granted by, this Agreement (including the filing of any financing statements or financing change statements under any applicable legislation with respect to the Purchase Money Security Interest). The Obligor acknowledges that this Agreement has been prepared based on the existing laws of the Province of Ontario and the States of Delaware and Virginia, and that a change in such laws, or the laws of other jurisdictions, may require the execution and delivery of different forms of security documentation. Accordingly, the Obligor agrees that TMI will have the right to require that this Agreement be amended or supplemented or replaced, and that the Obligor will immediately on request of TMI authorize, execute and deliver any such amendment, supplement or replacement:

(a) to reflect any changes in such laws, whether arising as a result of statutory amendments, court decisions or otherwise;

(b) to facilitate the creation and registration of appropriate security in all appropriate jurisdictions; or

(c) if the Obligor merges or amalgamates with any other Person or enters into any corporate reorganization;

in each case in order to confer on TMI a Lien which is similar to, and which will have the same rights, priorities and effect as, the Purchase Money Security Interest. The Obligor shall, from time to time after the Purchase Money Security Interest has become enforceable, do all such acts and things and execute and deliver all such deeds, transfers, assignments, instruments and documents as TMI may require for facilitating the sale of the Satellite Collateral in connection with any realization thereof.

     Section 4.4 Notices. The Obligor will promptly notify TMI in writing, in reasonable detail, of any Lien (other than the Purchase Money Security Interest, any Permitted Lien and any Lien permitted in writing by TMI) on, or claim asserted against, any of the Satellite Collateral. The Obligor will notify TMI in writing, in reasonable detail, of (i) any proposed change in the location of any place of business or the chief executive office of the Obligor; (ii) any proposed change in the location of any feeder link earth station or any proposed additional feeder link earth station location from which transmissions to the Satellite Collateral may in the future originate; and (iii) any proposed change in the name of the Obligor; in each case, at least 30 days before any of such changes become effective.


                                    ARTICLE 5
                                     GENERAL

     Section 5.1 Discharge. The Purchase Money Security Interest shall be discharged upon, but only upon (i) at any time (x) prior to the commencement of the Enforcement Period, full indefeasible payment of the Minimum Satellite Purchase Price and all TT&C Fees owing as at the date of payment of the final instalment of the Minimum Satellite Purchase Price, or (y) on or after the commencement of the Enforcement Period, full indefeasible payment of the Obligations; or (ii) the transfer of the Shared Satellite Interest to TMI in accordance with Section 7.8 of the Satellite Purchase Agreement; and, in each case, (iii) the request in writing for such discharge and payment of all expenses in connection therewith by the Obligor. In furtherance thereof, TMI shall, at such time and at the Obligor's request and expense, execute and deliver to the Obligor such releases and discharges as the Obligor may reasonably require.

     Section 5.2 No Merger, etc. No judgment recovered by TMI shall operate by way of merger of or in any way affect the Purchase Money Security Interest, which is in addition to and not in substitution for any other security now or hereafter held by TMI in respect of the Obligations.

     Section 5.3 Waivers, etc. No amendment, consent or waiver by TMI shall be effective unless made in writing and signed by an authorized officer of TMI and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure or delay on the part of TMI in exercising any right under this Agreement shall operate as a waiver of, or impair, any right of TMI however created. No single or partial exercise of a right shall preclude any further exercise of such right or the exercise of any other right.

     Section 5.4 Successors and Assigns. This Agreement shall be binding upon the Obligor, its successors and permitted assigns, and shall enure to the benefit of TMI and its successors and permitted assigns. AMSC hereby acknowledges and consents to the grant by TMI to BCE Inc. of a security interest in all of TMI's rights under the Satellite Purchase Agreement and under this Agreement as security for the obligations from time to time owing by TMI to BCE Inc., and AMSC hereby agrees that BCE Inc. may enforce all rights of TMI hereunder and under the Satellite Purchase Agreement upon the security interest granted by TMI in favour of BCE Inc. becoming enforceable. TMI may assign all of its rights and obligations hereunder (i) to any Person to whom the Satellite Purchase Agreement is assigned in accordance with, and subject to, the terms of the Satellite Purchase Agreement; or (ii) to any other Person with the prior written consent of the Obligor not to be unreasonably withheld.

     Section 5.5 Severability. If any provision of this Agreement shall be deemed by any court of competent jurisdiction to be invalid or void, the remaining provisions shall remain in full force and effect.

     Section 5.6 Governing Law. (1) This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

(2) The Obligor hereby (i) irrevocably submits to the jurisdiction of any court of competent jurisdiction sitting in the Province of Ontario over any suit, action or proceeding arising out of or relating to this Agreement; (ii) irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such court; (iii) irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum; and (iv) irrevocably agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any manner provided by law.

(3) Nothing in this Section shall affect the right of the parties to serve process in any manner permitted by law or, except as otherwise provided under
Section 5.6(2), limit the right of the parties to bring proceedings against the other parties in the courts of any other jurisdiction.

(4) Nothing in this Section shall constitute a waiver by any party of any right to (i) appeal any order or judgment referred to herein; (ii) seek any stay or reconsideration or review of any such order or judgment; or (iii) seek any stay of execution or levy pending any appeal from, or a suit, action or proceeding for reconsideration or review of, any such order or judgment.

     IN WITNESS WHEREOF, each of the Obligor and TMI has duly executed this Agreement under the hands of its proper officers duly authorized in that behalf as of the day and year first above written.


                             AMSC SUBSIDIARY CORPORATION


                             By:
                             Name:
                             Title:


                             TMI COMMUNICATIONS AND COMPANY, LIMITED PARTNERSHIP

                             By:       TMI COMMUNICATIONS INC.,
                                       its General Partner


                             By:
                                        Authorized Signing Officer


                             By:
                                        Authorized Signing Officer

                                  SCHEDULE "A"

            BUSINESS NAMES AND LOCATION OF FEEDER LINK EARTH STATIONS


[AMSC to confirm all business names and locations as at Traffic Transfer Date]


Business Names:
---------------

American Mobile Satellite Corporation
AMSC Subsidiary Corporation
Skycell
MSAT



Locations of Feeder Link Earth Stations:
----------------------------------------

American Mobile Satellite Corporation
10802 Parkridge Blvd.
Reston, Virginia  22109

Washington International Teleport
5600 General Washington Drive
Alexandria, VA  22312